UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12

Oppenheimer Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

OPPENHEIMER HOLDINGS INC.

85 Broad Street

New York, NY 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2014

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPPENHEIMER HOLDINGS INC., a Delaware corporation (the “Company”), will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center on Monday, May 12, 2014, at the hour of 4:30 P.M. (New York time) for the following purposes:

1.	To elect nine directors;

2.	To ratify the appointment of Deloitte & Touche LLP as auditors of the Company for 2014 and authorize the Audit Committee to fix the auditors’ remuneration;

3.	To ratify the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan;

4.	To approve, in an advisory (non-binding) vote, the Company’s executive compensation as disclosed in the accompanying proxy statement; and

5.	To transact such other business as is proper at such meeting or any adjournments thereof.

Holders of Class A non-voting stock of the Company are entitled to attend and speak at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class A non-voting common stock are not entitled to vote with respect to the matters referred to above.

Only holders of Class B voting common stock of record at the close of business on March 21, 2014 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class B voting common stock who are unable to attend the meeting in person are requested to date, sign and return the enclosed form of proxy for use by holders of Class B voting common stock.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 is available on the Company’s website at www.opco.com. Paper copies are available, free of charge, upon request.

By Order of the Board of Directors,

Dennis P. McNamara

Secretary

New York, New York

March 26, 2014

OPPENHEIMER HOLDINGS INC.

PROXY STATEMENT

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making a decision with respect to the proposals described in this proxy statement. You should read in their entirety this summary together with the more detailed information in this proxy statement as well as our Annual Report on Form l0-K for the year ended December 31, 2013, which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com.

Unless otherwise provided in this proxy statement, references to-the “Company,” “Oppenheimer Holdings,” “we,” “us,” and “our” refer to Oppenheimer Holdings Inc., a Delaware corporation.

Oppenheimer Holdings Inc.

The Company is a holding company which, through its subsidiaries, is a leading middle-market investment bank and full service financial services firm. Through our operating subsidiaries, we provide a broad range of financial services, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, and investment advisory and asset management services. We own, directly or through subsidiaries, Oppenheimer & Co. Inc., a New York-based securities broker-dealer, Oppenheimer Asset Management, a New York-based investment advisor, Freedom Investments Inc., a discount securities broker-dealer based in New Jersey, Oppenheimer Trust Company, a Delaware limited purpose bank, Oppenheimer Multifamily Housing and Healthcare Finance, Inc., a Federal Housing Administration approved mortgage lending and servicing corporation based in Pennsylvania, and OPY Credit Corp., a dealer in syndicated loans. The Company also has subsidiaries operating in the United Kingdom, Israel and Beijing and Hong Kong, China. The telephone number and address of our registered office is (212) 668-8000 and 85 Broad Street, New York, NY10004.

This proxy statement is dated March 26, 2014 and is first being mailed to stockholders on or about March 28, 2014.

Set forth below in a question and answer format is general information regarding the Annual Meeting of Stockholders, or the Meeting, to which this proxy statement relates.

Questions and Answers about the Matters to be Acted Upon

Q.	What is the purpose of the Meeting?

A.	The purpose of the Meeting is to elect nine directors, to ratify the appointment of our auditors for 2014 and authorize the Audit Committee to fix the auditors’ remuneration, to ratify the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan, to approve, in an advisory (non-binding) vote, the Company’s executive compensation (say-on-pay), and to transact such other business as is proper at the Meeting.

Q.	Where will the Meeting be held?

A.	The Meeting will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center on Monday, May 12, 2014, at the hour of 4:30 P.M. (New York time).

Q.	Who is soliciting my vote?

A.	Our management is soliciting your proxy to vote at the Meeting. This proxy statement and form of proxy were first mailed to our stockholders on or about March 28, 2014. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement and all information accompanying this proxy statement.

Q.	Who is entitled to vote at the Meeting?

A.	The record date for the determination of stockholders entitled to receive notice of the Meeting is March 21, 2014. In accordance with the provisions of the General Corporation Law of the State of Delaware, or the DGCL, we will prepare a list of the holders of our Class B voting common stock, or the Class B Stockholders, as of the record date. Class B Stockholders named in the list will be entitled to vote their Class B voting common stock, or Class B Stock, on the matters to be voted on at the Meeting.

Q.	What am I voting on?

A.	The Class B Stockholders are entitled to vote on the following proposals:

(1)	The election of R. Crystal, W. Ehrhardt, M. Goldfarb, M.A.M. Keehner, A.G. Lowenthal, R.S. Lowenthal, K.W. McArthur, A.W. Oughtred and E.K. Roberts as directors;

(2)	The ratification of the appointment of Deloitte & Touche LLP as our auditors for 2014 and the authorization of the Audit Committee to fix the auditors’ remuneration;

(3)	The ratification of the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan;

(4)	The approval, in an advisory (non-binding) vote, of the Company’s executive compensation (say-an-pay); and

(5)	Any other business as may be proper to transact at the Meeting.

Q.	What are the voting recommendations of the Board of Directors?

A.	The Board of Directors recommends the following votes:

•	FOR the election of the nominated directors;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our auditors for 2014 and the authorization of our Audit Committee to fix the auditors’ remuneration;

•	FOR the ratification of the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan; and

•	FOR the approval, in an advisory (non-binding) vote, of the Company’s executive compensation.

Q.	Will any other matters be voted on?

A.	The Board of Directors does not intend to present any other matters at the Meeting. The Board of Directors does not know of any other matters that will be brought before our Class B Stockholders for a vote at the Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to A.G. Lowenthal and D.P. McNamara, as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.	How many votes do I have?

A.	Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the close of business on the record date.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.	How do I vote?

A.	If you are a Class B Stockholder of record, there are two ways to vote:

•	By completing and depositing your proxy with our transfer agent at least 48 hours prior to the commencement of the Meeting; or

•	By written ballot at the Meeting.

If you are a Class B Stockholder and you return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Proposals 1, 2, 3 and 4 and will use their discretion on any other matters that are submitted for stockholder vote at the Meeting.

Class B Stockholders who are not stockholders of record and who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, Class B Stockholders who are not stockholders of record will either: (i) be provided with a proxy executed by the intermediary, as the stockholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the stockholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner and may not vote in the event that no instructions are received.

Q.	Can I change my vote or revoke my proxy?

A.	A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder’s attorney-in-fact either (i) at our registered office at any time up to and including the last business day preceding the day of the Meeting or any adjournments thereof or (ii) with our Secretary on the day of the Meeting or any adjournments thereof or in any other manner permitted by law. A stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering a written notice of revocation to our Secretary. A stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting.

Q.	How are votes counted?

A.	We will appoint an Inspector of Election at the Meeting. The Inspector of Election is typically a representative of our transfer agent. The Inspector of Election will collect all proxies and ballots and tabulate the results.

Q.	Who pays for soliciting proxies?

A.	We will bear the cost of soliciting proxies from our Class B Stockholders. It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

Q.	What is the quorum requirement of the Meeting?

A.	A quorum for the consideration of Matters 1, 2, 3 and 4 shall be Class B Stockholders present in person or by proxy representing not less than a majority of the outstanding Class B Stock.

Q.	What are broker non-votes?

A.	Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes and abstentions will not affect the outcome of the matters being voted on at the Meeting, assuming that a quorum is obtained.

Q.	What vote is required to approve each proposal?

A.	Matter No. 1, election of directors. The election of each of the directors nominated requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 2, appointment of auditors. The ratification of the appointment of the auditors and the authorization of the Audit Committee to fix the auditors’ remuneration requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 3, the ratification of the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 4, the approval, in an advisory (non-binding) vote, of the Company’s executive compensation, requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Mr. Albert G. Lowenthal, our Chairman and Chief Executive Officer, owns 96.4% of the Class B Stock and intends to vote all of such Class B Stock in favor of each of Matters 1, 2, 3 and 4. As a result, each of the matters before the Meeting is expected to be approved. See “Security Ownership of Certain Beneficial Owners and Management.”

Q.	Who can attend the Meeting?

A.	All registered holders of our Class A non-voting common stock (Class A Stock), or the Class A Stockholders and Class B Stockholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.	What does it mean if I get more than one proxy card?

A.	It means that you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.	I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.	If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q.	Multiple stockholders live in my household, and together we received only one copy of this proxy statement. How can I obtain my own separate copy of this document for the Meeting?

A.	You may pick up copies in person at the Meeting or download them from our Internet web site, www.opco.com (click on the link to the Investor Relations page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 668-8000 or by mail to 85 Broad Street, New York, NY 10004, Attention: D.P. McNamara. We cannot guarantee you will receive mailed copies before the Meeting.

Q.	Where can I find the voting results of the Meeting?

A.	We are required to file the voting results in a Current Report on Form 8-K which you can find within four business days of the Meeting on the EDGAR website at www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Meeting or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

D.P. McNamara

Oppenheimer Holdings Inc.

85 Broad Street, 22nd Floor

New York, NY 10004

(212) 668-8000

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

THE MEETING

Solicitation of Proxies

This proxy statement is forwarded to our Class A Stockholders and Class B Stockholders in connection with the solicitation of proxies by our management from the Class B Stockholders for use at our Annual Meeting of Stockholders to be held on Monday, May 12, 2014, at the hour of 4:30 P.M. (New York time) at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center and at any adjournments thereof for the purposes set forth in the Notice of Meeting, which accompanies this proxy statement. This proxy statement is dated March 26, 2014 and is first being mailed to stockholders on or about March 28, 2014.

The record date for the determination of stockholders entitled to receive notice of the Meeting is March 21, 2014. In accordance with the provisions of the DGCL, we will prepare a list of the Class B Stockholders as of the record date. Class B Stockholders named in the list will be entitled to vote the Class B Stock owned by them on all matters to be voted on at the Meeting.

It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

No person is authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this proxy statement. Except as otherwise stated, the information contained in this proxy statement is given as of March 15, 2014.

We have distributed copies of the Notice of Meeting, this proxy statement, and form of proxy for use by the Class B Stockholders to intermediaries such as clearing agencies, securities dealers, banks and trust companies or their nominees for distribution to our non-registered stockholders whose shares are held by or in the custody of such intermediaries. Intermediaries are required to forward these documents to non-registered Class B Stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2013 is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. The solicitation of proxies from non-registered Class B Stockholders will be carried out by the intermediaries or by us if the names and addresses of Class B Stockholders are provided by the intermediaries. Non-registered Class B Stockholders who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, non-registered Class B Stockholders will either: (i) be provided with a proxy executed by the intermediary, as the registered stockholder, but otherwise uncompleted and the non-registered holder may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the registered stockholder, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the non-registered holder and may not vote in the event that no instructions are received.

Class A Stock and Class B Stock

We have authorized and issued Class A Stock and Class B Stock which are equal in all respects except that the holders of Class A Stock, as such, are not entitled to vote at meetings of our stockholders except as entitled to vote by law or pursuant to our Certificate of Incorporation. Class A Stockholders are not entitled to vote the Class A Stock owned or controlled by them on the matters identified in the Notice of Meeting to be voted on.

Generally, Class A Stockholders are afforded the opportunity to receive notices of all meetings of stockholders and to attend and speak at such meetings. Class A Stockholders are also afforded the opportunity to receive all informational documentation sent to the Class B Stockholders.

Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the record date for the Meeting.

Appointment and Revocation of Proxies

Each of Albert G. Lowenthal and Dennis P. McNamara (the “Management Nominees”) has been appointed by the Board of Directors to serve as the proxy for the Class B Stockholders at the Meeting.

Class B Stockholders have the right to appoint persons, other than the Management Nominees, who need not be stockholders, to represent them at the Meeting. To exercise this right, the Class B Stockholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this proxy statement or may submit another form of proxy.

Proxies must be deposited with our transfer agent, Computershare Shareholder Services LLC (formerly Bank of New York Mellon Shareholder Services), at its address at Computershare, PO Box 30170, College Station, TX 77842-3170, no later than 48 hours prior to the commencement of the Meeting in order for the proxies to be used at the Meeting.

Class B Stock represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the Class B Stockholder has directed otherwise, (i) for the election of each of the nominated Directors (Matter 1 in the Notice of Meeting), (ii) for the ratification of the appointment of the auditors and authorization of the Audit Committee to fix the remuneration of the auditors (Matter 2 in the Notice of Meeting), (iii) for the ratification of the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan (Matter 3 in the Notice of Meeting) and (iv) for the approval, in an advisory (non-binding) vote, of the Company’s executive compensation (Matter 4 in the Notice of Meeting),

Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters which are not known to management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder’s attorney-in-fact either at our registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, or with our Secretary on the day of the Meeting or any adjournments thereof or in any other manner permitted by law. A Class B Stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting. In addition, a Class B Stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary.

Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Meeting, assuming that a quorum is obtained.

MATTER NO. 1

ELECTION OF DIRECTORS

Director Nomination Process

Our Bylaws provide that our Board of Directors consists of no less than three and no more than eleven directors to be elected annually. The term of office for each director is from the date of the meeting of stockholders at which the director is elected until the close of the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Bylaws.

The Nominating and Corporate Governance Committee of the Board has recommended and the directors have determined that nine directors are to be elected at the Meeting. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion.

The following sets out information with respect to the proposed nominees for election as directors as recommended by the Nominating and Corporate Governance Committee, in accordance with the Nominating and Corporate Governance Committee Charter (available at www.opco.com). The Nominating and Corporate Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our stockholders. The election of the directors nominated requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION.

Director Nominees and Executive Officers

The following table, and the notes thereto, provide information regarding our director nominees and executive officers.

Nominees for Election as a Director

R. Crystal Age: 73 Independent	Mr. Crystal joined the Board in 1992. Mr. Crystal, now retired, was Counsel to Seyfarth Shaw LLP (law firm) from December 1, 2008 until May 31, 2012, practicing real estate law. Mr. Crystal’s legal background brings strong governance, legal and business skills to our Board, important to the oversight of the Company’s legal concerns, governance policies and procedures and enterprise and operational risk management. Mr. Crystal is Chairman of the Nominating and Corporate Governance Committee. Mr. Crystal is A.G. Lowenthal’s first cousin and R.S. Lowenthal’s second cousin.

	Board and Committees	Attendance
Overall attendance: 90%
	Board	6 of 7
	Nominating and Corporate Governance	3 of 3

W. Ehrhardt Age: 70 Independent	Mr. Ehrhardt joined the Board in 2008. He is a retired senior audit partner formerly with Deloitte & Touche LLP, New York with over 30 years of professional experience primarily in the banking and securities and insurance industries. Clients served include The Equitable Companies Inc., Marsh & McLennan, First Boston Corporation and Merrill Lynch. In addition, Mr. Ehrhardt participated in numerous firm-wide initiatives relating to audit practice and related quality control matters and served as Partner in Charge of the Tri-State Financial Services Assurance and Advisory Practice. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. Ehrhardt brings strong accounting and financial skills and experience to the Company which is important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Ehrhardt is Chairman of the Audit Committee and a member of the Compensation Committee.

	Board and Committees	Attendance
Overall attendance: 100%
	Board	7 of 7
	Audit	5 of 5
	Compensation	5 of 5

M. Goldfarb Age: 63 Independent	Mr. Goldfarb joined the Board in May 2013. Mr. Goldfarb is Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd., the shares of which are listed on NASDAQ, a leading diversified apparel and retail company with annual sales in excess of $1.7 billion. Mr. Goldfarb has served in management positions at G-III and its predecessors since its formation in 1974. He currently serves on the board of RLJ Entertainment, Inc., the shares of which are listed on NASDAQ, and the Fashion Institute of Technology Foundation, and is Honorary Overseer on the Board of Overseers of the Benjamin N. Cardozo School of Law. Mr. Goldfarb brings to the Board considerable experience and in-depth knowledge of the retail industry. Combined with his leadership skills as an executive officer of G-III and strong business background in a non-financial industry, he provides a good perspective to the Board which is very important to the oversight of the Company’s governance policies and procedures as well as its enterprise and operational risk management.

	Board and Committees	Attendance
Overall attendance 89%
	Board	3 of 4
	Compensation	2 of 2

Mr. Goldfarb joined the Compensation Committee following the Annual Meeting in May 2013. He attended the two meetings that he was eligible to attend.

M.A.M. Keehner Age: 70 Independent	Mr. Keehner joined the Board in 2008. At present, he is an Adjunct Professor of Finance and Economics and a Faculty Leader at the Sanford C. Bernstein & Co. Center for Leadership and Ethics at Columbia Business School and a consultant. Mr. Keehner has a long history of financial services industry management and professional experience. Previously, Mr. Keehner served in various capacities at Kidder Peabody Group for more than 20 years, leaving in 1994 as a member of its Executive and Audit Committees and Board of Directors, as well as Executive Managing Director of Kidder, Peabody and Co., Inc. in charge of its domestic brokerage system. Earlier positions included President of Kidder, Peabody International Corporation, and President and CEO of KP Exploration Inc., Kidder’s oil and gas exploration arm, and management of several investment banking groups. Mr. Keehner’s industry and academic backgrounds bring strong industry, finance and governance skills to our Board, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Keehner is Chairman of our Compensation Committee and a member of our Audit and Nominating and Corporate Governance Committees.

	Board and Committees	Attendance
Overall attendance 100%
	Board	7 of 7
	Audit	5 of 5
	Compensation	5 of 5
	Nominating and Corporate Governance	3 of 3

A.G. Lowenthal Age: 68 Not Independent	Mr. Lowenthal joined the Board in 1985. Mr. Lowenthal is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1985. Mr. Lowenthal has worked in the securities industry since 1967. Mr. Lowenthal’s extensive experience in the securities industry and as Chief Executive of our Company gives him unique insights into the Company’s challenges, opportunities and operations. Since his arrival at the Company, Mr. Lowenthal has built the Company through acquisition and organic growth taking stockholders’ equity from
$5 million to $528 million at December 31, 2013. Mr. Lowenthal is Mr. Crystal’s first cousin.
Mr. Lowenthal is R.S. Lowenthal’s father.

	Board and Committees	Attendance
Overall attendance 100%
	Board	7 of 7

R.S. Lowenthal Age: 37 Not Independent	Mr. Lowenthal joined the Board in May 2013. Mr. Lowenthal joined the Company in 1999 as head of the Company’s information technology department. In mid-2007, Mr. Lowenthal became Managing Director of the Company’s Taxable Fixed Income business, and in mid-20l2,
Mr. Lowenthal took over responsibility for oversight of our public finance and municipal trading departments. Currently, Mr. Lowenthal is Senior Managing Director and Head of Oppenheimer & Co. Inc.’s Fixed Income business. Mr. Lowenthal is a member of the Oppenheimer & Co. Inc. Management, Risk Management, Asset Management Investment Oversight, and New Products Committees. Mr. Lowenthal has an undergraduate degree from Washington University in
St. Louis and an MBA from Columbia University. Mr. Lowenthal’s years with the Company bring an inside perspective to Board discussions as well as a strong connection to management, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Lowenthal is A.G. Lowenthal’s son and Mr. Crystal’s second cousin.

	Board and Committees	Attendance
Overall attendance 100%
	Board	4 of 4

K.W. McArthur Age: 78 Independent	Mr. McArthur joined the Board in 1996. Mr. McArthur is our Lead Director. Mr. McArthur is President and Chief Executive Officer of Shurway Capital Corporation (a private investment company). Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Mr. McArthur has a long history of securities industry experience, serving as CFO of a major Canadian investment dealer for 20 years. Between July 1989 and January 1993,
Mr. McArthur was a Senior Vice-President of Nesbitt Thomson Inc. and between January 1992 and July 1993, Mr. McArthur was a Senior Vice-President of Bank of Montreal Investment Counsel Limited. Mr. McArthur was a member of the Independent Review Committee for BMO Mutual Fund for 15 years until June 30, 2010 and was a member of the Pension Investment Committee for Canada Post for 10 years until December 31, 2010. Mr. McArthur’s strong accounting skills and experience in the securities industry are important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. McArthur is a member of the Audit Committee.

	Board and Committees	Attendance
Overall attendance 100%
	Board	7 of 7
	Audit	5 of 5

A.W. Oughtred Age: 71 Independent	Mr. Oughtred joined the Board in 1979. Mr. Oughtred, now retired, was Counsel from January 1, 2009 to May 31, 2009 and prior to December 31, 2008 a Partner at Borden Ladner Gervais LLP (law firm). Mr. Oughtred practiced corporate law. Mr. Oughtred brings strong governance, legal, business and financial industry knowledge to our Board, important to the oversight of the Company’s financial reporting, enterprise and operational risk management and governance policy. Mr. Oughtred is a director of CI Financial Corp., the shares of which are listed on the Toronto Stock Exchange, and Belmont House. Mr. Oughtred is certified as an Institute of Corporate Directors (Canada) certified director (ICD.D). Mr. Oughtred is a member of the Compensation and Nominating and Corporate Governance Committees.

	Board and Committees	Attendance
Overall attendance 100%
	Board	7 of 7
	Compensation	5 of 5
	Nominating and Corporate Governance	3 of 3

E.K. Roberts Age: 62 Not Independent	Ms. Roberts joined the Board in 1977. Ms. Roberts, now retired, was President, Treasurer and principal financial and accounting officer of the Company, from 1977 to March 28, 2013.
Ms. Roberts is a member of the Institute of Chartered Accountants of Ontario. Ms. Roberts’ many years with the Company bring an inside perspective to Board discussions as well as a strong connection to management, important to the oversight of the Company’s financial reporting and enterprise and operational risk management.

	Board and Committees	Attendance
Overall attendance 100%
	Board	7 of 7

Notes:

(1)	There is no Executive Committee of the Board of Directors. Messrs. Ehrhardt, Keehner and McArthur are members of the Audit Committee. Messrs. Crystal, Keehner and Oughtred are members of the Nominating and Corporate Governance Committee. Messrs. Ehrhardt, Goldfarb, Keehner and Oughtred are members of the Compensation Committee.

None of the nominees has been involved in any events within the past 10 years that could be considered material to an evaluation of the director.

Executive Officers

Our executive officers consist of A.G. Lowenthal, our Chairman and Chief Executive Officer whose background is described above, and Mr. Alfano, our Chief Financial Officer and principal financial and accounting officer, whose background is described below.

J. Alfano Age: 44	The Company appointed Jeffrey J. Alfano as its principal financial and accounting officer effective March 29, 2013. Mr. Alfano has been Executive Vice President and the Chief Financial Officer of Oppenheimer & Co. Inc. since April 2006 and Chief Financial Officer of the Company since May 2011. Mr. Alfano also serves as a member of Oppenheimer’s Management, Risk Management, Credit, Financial Reporting, International, Asset Management Investment Oversight and New Products Committees. Prior to joining Oppenheimer, Mr. Alfano was an audit partner with Deloitte & Touche LLP where he spent 14 years in Deloitte’s securities industry practice serving clients by providing audit and business advisory services out of their New York, Tokyo and Seattle offices. Mr. Alfano has an undergraduate degree from Michigan State University and an MBA from Columbia University. Mr. Alfano is a member of the Financial Management Society of the Securities Industry and Financial Markets Association (SIFMA), the American Institute of Certified Public Accountants, and the New York State Society of Certified Public Accountants, and sits on the AICPA Stockbrokerage and Investment Banking Expert Panel.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business strategy, history and capabilities, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management add different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and, in some cases, outside the industry, while the Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates the strategy development and execution, and enhances the flow of information between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management for our Company.

Lead Director

K.W. McArthur, an independent director who serves on the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The role of the Lead Director is to assure the independence of the Board from management. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that may be assigned to the Lead Director by the Board.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, non-management directors of the Board meet on a regularly scheduled basis and otherwise as the independent directors determine without the presence of management. The Lead Director, Mr. K.W. McArthur, chairs these sessions. An executive session took place, in camera, at every scheduled Board meeting held in 2013. To ensure strong communication with the Chief Executive Officer, the independent directors may meet with the CEO alone as the independent directors determine.

Board of Directors and Committee Meetings Held

During 2013, the following numbers of Board and committee meetings were held:

Board of Directors	7
Audit Committee	5
Compensation Committee	5
Nominating and Corporate Governance	3

There is no Executive Committee of the Board of Directors.

Meeting Attendance

Last year there were seven meetings of the Board. We are pleased that all but two of our nine directors attended 100% of the total meetings of the Board and committees of the Board in 2013. Two directors were unable to attend one board meeting in 2013.

In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and other members of senior management and each other regarding matters of interest and concern to the Company. It is our policy that our directors attend our stockholders meetings and, at the last Annual Meeting of Stockholders held on May 13, 2013, five of the then seven directors attended.

Risk Management

The Board, as a whole and also at the committee level, has an active role in overseeing the management of the Company’s strategic, operational, financial and compliance risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the Company’s executive compensation arrangements and assuring that financial incentives for management and employees are appropriate and mitigate against, rather than encourage, employees taking excessive risk exposure with firm capital. The Audit Committee oversees management of compliance, operational and financial risks. The Company also has a number of internal risk-oversight committees and functions. The Company’s internal Risk Management Committee (composed of management employees) is charged with assessing, reviewing and monitoring the risk environment in which the Company operates, and reports its findings and considerations to the Audit Committee at each regularly scheduled quarterly meeting and more frequently, as needed. The Nominating and Corporate Governance Committee manages risks associated with the governance of the Company, including the composition, responsibilities and independence of the Board of Directors and ethical and regulatory issues including conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Corporate Governance

Our Class A Stock is listed on the NYSE. We are subject to the corporate governance listing standards of the NYSE, the applicable rules of the Securities and Exchange Commission (the “SEC”), the provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

Our Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee and our Board of Directors continue to monitor regulatory changes and best practices in corporate governance and consider amendments to our practices and policies as appropriate.

Our Corporate Governance Guidelines, and all committee charters, as well as our Code of Conduct and Business Ethics for Directors, Officers and Employees and our Whistleblower Policy, are posted on our website at www.opco.com.

Board of Directors

The fundamental responsibility of the Board of Directors is to oversee the management of our business with a view to maximizing stockholder value and ensuring corporate conduct in a legal and ethical manner through a system of corporate governance and internal controls appropriate to our business. The Board of Directors has adopted a statement of Corporate Governance Guidelines to which it adheres. We have a Code of Conduct and Business Ethics for Directors, Officers and Employees which is posted on our website — www.opco.com. No waivers were granted in 2013 or to date in 2014 under the Code of Conduct and Business Ethics for any directors, officers or employees.

In fulfilling its mandate, the Board’s responsibilities include:

•	monitoring and overseeing the Company’s strategic planning;

•	monitoring the performance of the Company’s business, evaluating opportunities and risks, and controlling risk;

•	monitoring systems for audit, internal control and information management systems;

•

developing, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management’s responsibilities and developing or approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting;

•	monitoring the performance of senior management of the Company, including the Chief Executive Officer;

•	satisfying itself as to the integrity of the Chief Executive Officer and other senior management and ensuring that they create a culture of integrity throughout the Company;

•	succession planning for senior management and directors;

•	remuneration of the executive officers and reviewing the general compensation policies of the Company;

•	governance, including composition and effectiveness of the Board;

•	monitoring compliance with the Code of Conduct and Business Ethics (the “Code”) adopted by the Board; and

•	considering and approving, if determined by the Board to be advisable, any waiver from the Code granted to directors or senior management of the Company.

Director Independence

Six of our current nine directors are independent as required by the NYSE Corporate Governance Rules. To be considered independent under these rules, the Board of Directors must determine that a director has no direct or indirect material relationship with us. The Board of Directors determined that Messrs. Crystal, Ehrhardt, Keehner, Goldfarb, McArthur and Oughtred (the non-employee Directors) are independent directors, and that Mr. A.G. Lowenthal, our Chairman of the Board of Directors and Chief Executive Officer, and Mr. R.S. Lowenthal, Senior Managing Director and Head of Oppenheimer& Co. Inc.’s Fixed Income business and son of Mr. A.G. Lowenthal, are not independent. Ms. Roberts, formerly our President, Treasurer and principal financial and accounting officer, retired from her offices with the Company and its subsidiaries on March 28, 2013. Given her historical relationship with the Company, she is not deemed independent at this time.

The Board of Directors has not adopted formal categorical standards to assist in determining independence. The Board has considered the types of relationships that could be relevant to the independence of a director of the Company. These relationships are described in Schedule A to the Company’s Corporate Governance Guidelines which are posted on our website at www.opco.com. The Board of Directors has considered the relationship of each non-employee director and has made a determination that the six of our current seven non-employee directors are independent.

Mr. Crystal, now retired, was Counsel to the law firm of Seyfarth Shaw LLP from December 1, 2008 until May 31, 2012. Seyfarth Shaw LLP does not have a significant relationship with us. Mr. Crystal is A.G. Lowenthal’s first cousin and R.S. Lowenthal’s second cousin. Because Mr. Crystal is not an immediate family member with either

A.G. Lowenthal or R.S. Lowenthal within the meaning of the New York Stock Exchange (“NYSE”) Listed Company Manual or the standards of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, for the reason set forth above, we do not believe this relationship is material for purposes of determining that he is an independent director.

At each regular Board and Audit Committee meeting, the independent directors are afforded an opportunity to meet in the absence of management. During 2013, six of the seven board meetings were regular meetings and at these six meetings the independent directors met in the absence of management. Additionally, at regular meetings of the Audit Committee (five regular meetings annually), the members of the Audit Committee, all of whom are independent, are afforded the opportunity to meet with the auditors in the absence of management.

The independent directors and the directors that are not independent understand the need for directors to be independent-minded and to assess and question management initiatives and recommendations from an independent perspective. The Board of Directors’ Lead Director, Mr. K.W. McArthur, is an independent director who, among other things, chairs sessions of the independent directors.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee of the Board of Directors, as required by its charter, is responsible for the orientation of new directors to our business and overseeing the continuing education needs of all directors.

The Board of Directors encourages the directors to maintain the skill and knowledge necessary to meet their obligations as directors. This includes support for director attendance at continuing education sessions and making available newsletters and other written materials. Our directors understand the need to maintain their knowledge and skills and avail themselves of director education literature and programs.

Board and Committee Assessments

The Board conducts a self-evaluation annually to determine whether it and its Committees are functioning effectively.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the NYSE Listed Company Manual and the Company’s Corporate Governance Guidelines. The charters of each committee are available on the Company’s website at www.opco.com.

Audit Committee

The Board of Directors has an Audit Committee composed of three independent directors, the duties of which are set forth below.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.opco.com. The Audit Committee:

•	has sole authority and responsibility to nominate independent auditors for ratification by stockholders and to approve all audit engagement fees and terms (see Matter 2);

•	reviews annual, quarterly and all legally required public disclosure documents containing financial information that are submitted to the Board of Directors;

•	reviews the nature, scope and timing of the annual audit carried out by the external auditors and reports to the Board of Directors;

•	evaluates the external auditors’ performance for the preceding fiscal year and reviews their fees and makes recommendations to the Board of Directors;

•	pre-approves the audit, audit related and non-audit services provided by our independent auditors and the fee estimates for such services;

•	reviews internal financial control policies, procedures and risk management and reports to the Board of Directors;

•	meets regularly with business unit leaders to understand their risk management procedures;

•

meets with the external auditors quarterly to review quarterly and annual financial statements and reports and to consider material matters which, in the opinion of the external auditors, should be brought to the attention of the Board of Directors and the stockholders;

•	reviews and directs the activities of our internal audit department, meets regularly with internal audit, legal and compliance personnel and reports to the Board of Directors;

•	reviews accounting principles and practices;

•	reviews management reports with respect to litigation, capital expenditures, tax matters and corporate administration charges and reports to the Board of Directors;

•	reviews related party transactions;

•	reviews internal control policies and procedures with management and reports to the Board of Directors;

•	reviews changes in accounting policies with the external auditors and management and reports to the Board of Directors;

•	reviews and approves changes to or waivers of our Code of Conduct and Business Ethics for Senior Executive, Financial and Accounting Officers; and

•	annually reviews the Audit Committee Charter and recommends and makes changes thereto as required.

All of the members of the Audit Committee are financially literate. The Board of Directors has determined that the Audit Committee includes two financial experts and that Messrs. W. Ehrhardt and K.W. McArthur, the financial experts, are independent as defined in Rule 10 A-3(b) of the Exchange Act and Section 303A.02 of the NYSE’s Listed Company Manual. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Currently, none of the members of the Audit Committee simultaneously serves on the audit committee of any other public company.

Compensation Committee

The Board of Directors has adopted a Compensation Committee Charter, a copy of which is posted on our website at www.opco.com. Pursuant to its charter, the Compensation Committee’s objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of the Company’s corporate risk management objectives. The Compensation Committee has four members, all of whom are independent.

The Compensation Committee:

•	makes recommendations to the Board of Directors with respect to our compensation policies;

•

reviews recommendations made by the chief executive officer with respect to the salary, bonus and benefits paid and provided to our senior management (except the chief executive officer) and makes recommendations to the Board of Directors with respect to the compensation of senior management including the chief executive officer;

•	authorizes grants of stock options and stock awards and recommends modifications to our incentive compensation plans;

•	grants certain compensation awards to our senior management based on criteria linked to the performance of the individual and/or our company;

•	administers the Performance-Based Compensation Agreement between us and Mr. A.G. Lowenthal;

•	reviews our compensation arrangements for our independent directors and makes recommendations on changes thereto when appropriate;

•	monitors compliance with the criteria of our performance-based awards or grants;

•	makes awards under and administers our Stock Appreciation Rights Plan; and

•	reviews and approves our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee Charter, a copy of which is posted on our website at www.opco.com, provides that the Nominating and Corporate Governance Committee is responsible for ensuring that our Board of Directors is composed of directors who are fully able and fully committed to serve the best interests of our stockholders. Factors considered by the Nominating and Corporate Governance Committee in assessing director performance and, when needed, recruiting new directors include character, judgment, experience, ethics, integrity and compatibility with the existing Board of Directors.

The Nominating and Corporate Governance Committee has three members, all of whom are independent. The duties of this Committee are set out as follows:

•	identify individuals qualified to become Board members;

•	select or recommend that the Board select the director nominees for the annual meeting of stockholders;

•	recommend additions to the Board and persons to fill vacancies on the Board;

•	ensure that the Board is kept up to date with respect to the regulatory environment relevant to governance issues;

•	maintain an orientation program for new directors and oversee the continuing education needs of directors;

•	oversee the evaluation of the Board and management;

•	develop, review and make recommendations with respect to our Corporate Governance Guidelines; and

•	review and approve governance reports for publication in our management proxy statement and Annual Report on Form 10-K.

The Nominating and Corporate Governance Committee will give appropriate consideration to board nominees recommended by Class B Stockholders. Nominees recommended by Class B Stockholders will be evaluated in the same manner as other nominees. Class B Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our 2015 Annual Meeting of Stockholders may do so by submitting in writing such nominee’s name, in compliance with the procedures and along with the other information required by our Bylaws and Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to our Secretary, at 85 Broad Street, 22nd Floor, New York, NY 10004 within the time frames set forth under the heading “Stockholder Proposals.”

Director Compensation

The following table describes director compensation for the year ended December 31, 2013 paid to the directors other than A.G. Lowenthal and R.S. Lowenthal, who receive no compensation in connection with their service on our Board of Directors. Mr. Goldfarb joined the Board as an independent director on May 13, 2013. Ms. Roberts became a non-employee director qualifying for director compensation after her retirement from active employment on March 28, 2013.

2013 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Restricted Stock Awards ($)	Total ($)
(a)	(b)(1)	(c)(2)	(d)(2)(3)	(e)
R. Crystal	$98,000	$—	$44,122	$142,122
W. Ehrhardt	$123,000	$—	$44,122	$167,122
M. Goldfarb	$48,730	$—	$—	$48,730
M.A.M. Keehner	$115,000	$—	$44,122	$159,122
K.W. McArthur	$116,000	$—	$44,122	$160,122
A.W. Oughtred	$95,000	$—	$44,122	$139,122
E.K. Roberts (4)	$68,500	$—	$—	$68,500

Notes to 2013 Director Compensation Table

(1)	In the year ending December 31, 2013, we paid directors’ fees as follows:

Annual Retainer Fee	$50,000
Board Meeting Fees	$5,000 per meeting attended in person
Committee Meeting Fees	$1,000 per meeting attended
Lead Director and Chairman of the Audit Committee	$25,000
Committee Chairmen, except Audit Committee	$15,000

(2)	The values of stock options and restricted stock awards (granted under the 2006 Equity Incentive Plan) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 14 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013 which is available on our web site at www.opco.com or in paper on request. Details of stock options and restricted stock awards held by the Named Executives appear in the “Outstanding Equity Awards Table” and notes thereto, appearing below. Details of options and restricted stock held by our non-employee directors appear below under “Director Stock-Based Compensation.”

(3)	Non-employee directors receive annual stock awards of restricted Class A non-voting common stock as determined by an independent Committee formed for such purpose (2,650 restricted shares each on January 2, 2013 and 2,000 restricted shares each on January 2, 2014) which vest as follows: 25% on July 1 of the award year and 25% on each subsequent July 1. Directors are expected to accumulate and hold at least 6,000 shares of the Company’s Class A non-voting common stock and have three years to achieve that position.

(4)	Ms. Roberts became eligible for director compensation following her retirement as President and Treasurer of the Company on March 28, 2013. Included in her Fees Earned or Paid in Cash is $9,000 earned for her service as a director on the Company’s subsidiaries’ boards. Her compensation for services as an employee of the Company is described in the Summary Compensation Table on page 43.

In 2013, the directors were paid directors’ fees of $664,230 in the aggregate. Directors are reimbursed for travel and related expenses incurred in attending board and committee meetings. The directors who are not our employees are also entitled to the automatic grant of stock awards under our 2006 Equity Incentive Plan pursuant to a formula set out in the plan. Reference is made to the table under “Director Stock-based Compensation,” below. Directors who are our employees are not entitled to receive compensation for their service as directors.

The Company has not made contributions to any tax exempt organizations in which an independent director serves as an executive officer.

We operate in a challenging marketplace in which our success depends upon, among other things, our ability to attract and retain non-employee directors of the highest caliber. The Board believes that we must offer a competitive non-employee director compensation program if we are to successfully attract and retain the best possible candidates for these important positions of responsibility. Accordingly, we reviewed our practices against those of our peers and general trends in director compensation and, on December 14, 2011, the Board of Directors approved changes in non-employee director compensation. Director compensation for 2014 remains the same as for 20l3, described in (1) of the Notes to the 2013 Director Compensation Table above.

In addition, the Board approved an amendment to the Company’s 2006 Equity Incentive Plan, which was approved by our stockholders at the 2012 Annual Meeting, which has the effect of replacing a program of automatic stock option grants to non-employee directors with a program of annual restricted stock awards. If approved by stockholders at the Meeting, such annual restricted stock awards will be granted pursuant to the Oppenheimer Holdings Inc. 2014 Incentive Plan (see Matter 3).

The Board also approved a Compensation Committee recommendation that our minimum director stock retention expectation be increased to the lesser of 6,000 shares or that number of shares, the market value of which is at least $100,000, held directly or beneficially (including grants under the aforementioned stock award program and prior grants of options), with a three-year grace period for new and existing directors to achieve such retention levels.

Director Stock-based Compensation

Under our 1996 and 2006 Equity Incentive Plans, non-employee directors were entitled to automatic option grants of 5,000 shares of Class A Stock for each full year of service up to a maximum of options on 25,000 shares of Class A Stock in any five year period. Effective January 1, 2012, the automatic grant of stock options was replaced with annual grants of restricted stock awards. Any stock options granted prior to January 1, 2012 remain in force until they are exercised or expire.

The following table describes non-employee director stock-based awards held at December 31, 2013 and the numbers of unvested awards, as applicable.

Outstanding Equity Awards Table

As of December 31, 2013

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)	(h) (8)	(i)	(j)
R. Crystal	10,000		10,000	(1)	—		$26.21	12/31/15	1,100(5)	$76,520(5,6)	—	—
									1,988(6)	—	—	—
W. Ehrhardt	3,750 2,500	(2) (4)	1,250 2,500		— —	$ $	33.22 26.21	12/31/14 12/31/15	1,100(5) 1,988(6)	$76,520(5,6) —	— —	— —
M. Goldfarb	—		—		—		—	—	—	—	—	—
M.A.M. Keehner	3,750	(2)	1,250		—		$33.22	12/31/14	1,100(5)	$76,520(5,6)	—	—
	2,500	(4)	2,500		—		$26.21	12/31/15	1,988(6)	—	—	—
K.W. McArthur	15,000	(3)	—		—		$12.33	5/16/14	1,100(5)	$76,496(5,6)	—	—
	3,750	(2)	1,250		—		$33.22	12/31/14	1,987(6)	—	—	—
	2,500	(4)	2,500		—		$26.21	12/31/15
W. Oughtred	—		—		—		—	—	1,100(5)	$76,496(5,6)	—	—
									1,987(6)	—	—	—
E.K. Roberts (7)	—		—		—		—	—	—	—	—	—

Notes to Outstanding Equity Awards Table:

(1)	Options for 20,000 shares of Class A non-voting common stock were granted on 1/1/2011 for a five year term with vesting as follows: 25% on 12/31/2012, 12/31/2013, 12/31/2014 and 6/30/2015.

(2)	Options for 5,000 shares of Class A non-voting common stock were granted on 1/1/2010 for a five year term with vesting as follows: 25% on 12/31/2011, 12/31/2012, 12/31/2013 and 6/30/2014.

(3)	Options for 15,000 shares of Class A non-voting common stock were granted on 5/17/09 for a five year term with vesting as follows: 25% on 5/16/2011, 5/16/2012, 5/16/2013 and 11/16/2013.

(4)	Options for 5,000 shares of Class A non-voting common stock were granted on 1/1/2011 for a five year term with vesting as follows: 25% on 12/31/2012, 12/31/2013, 12/31/2014 and 6/30/2015.

(5)	Restricted stock award for 2,200 shares of Class A non-voting common stock were granted on 1/3/2012 with vesting as follows: 25% on 7/1/2012, 7/1/2013, 7/1/2014 and 7/1/2015.

(6)	Restricted stock award for 2,650 shares of Class A non-voting common stock were granted on 1/2/2013 with vesting as follows: 25% on 7/1/2013, 7/1/2014, 7/1/2015 and 7/1/2016.

(7)	Ms. Roberts was the recipient of employee stock awards during her employment with the Company. Such awards are described in the Summary Compensation Table appearing on page 43. Subsequent to her retirement on March 28, 2013, she became eligible for non-employee director compensation and stock awards including those granted on January 2, 2014 described below. In recognition of her continued service with the Company as a Director after her retirement from employment, Ms. Roberts’ stock awards earned as part of her employment compensation were modified to terminate at the earliest of the original termination date of the award or the termination of her service as a Director. Further the amount of each award is limited to the amount of such grants which would vest in any given future year to less than the maximum amount of prior-earned compensation permitted under NYSE and the Company’s Standards for Director Independence.

(8)	The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2013 of $24.78.

On January 2, 2014, the non-employee directors were each granted restricted stock awards of 2,000 shares of Class A Stock. These awards vest in the amount of 25% on each of July 1, 2014, July 1, 2015, July 1, 2016 and July 1, 2017.

Options Exercised and Stock Vested

For the Year Ended December 31, 2013

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
R. Crystal	—	—	1,212	$22,955
W. Ehrhardt M. Goldfarb	5,000 —	$32,250 —	1,212 —	$22,955 —
M.A.M. Keehner	5,000	$52,000	1,212	$22,955
K.W. McArthur	—	—	1,213	$22,974
W. Oughtred	—	—	1,213	$22,974
E.K. Roberts	—	—	—	—

Directors’ and Officers’ Insurance

We carry liability insurance for our directors and officers and the directors and officers of our subsidiaries. Between November 30, 2012 and November 30, 2013, our aggregate insurance coverage was $30 million with a $2.5 million deductible and an aggregate annual premium of $730,350 and includes Side A coverage in the amount of $2.5 million. The coverage was renewed for a further year effective November 30, 2013 at an aggregate annual premium of $703,520.

Under our Bylaws, we are obligated to indemnify our and our subsidiaries’ directors and officers to the maximum extent permitted by the DGCL. We have entered into an indemnity agreement with each of our directors and certain officers providing for such indemnities.

Stock Ownership of Board Members

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below.

Compensation Committee Interlock and Insider Participation

Messrs. Ehrhardt, Goldfarb, Keehner and Oughtred served as members of the Compensation Committee for the fiscal year ending December 31, 2013. None of the members of the Compensation Committee is or has ever been one of our officers or employees or been a party to a transaction with our Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

REPORT OF THE AUDIT COMMITTEE

As required by our Audit Committee Charter, the Audit Committee reports as follows:

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our internal audit group and independent auditors regularly and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following with respect to fiscal 2013:

•	Reviewed and discussed with our management and Deloitte & Touche LLP, our unaudited quarterly reports on Form 10-Q and quarterly reports to stockholders for the first three quarters of the year;

•	Reviewed and discussed our audited financial statements and annual report on Form l0-K for the fiscal year ended December 31, 2013 with our management and Deloitte & Touche LLP;

•

Reviewed and discussed with our internal auditors their internal control program for the year, the internal audits conducted during the year, and their testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB);

•

Received written disclosure from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with Deloitte & Touche LLP its independence; and

•

Discussed with management and with Deloitte & Touche LLP the documentation and testing of our internal accounting controls in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

•

Solicited competitive proposals from four independent registered public accounting firms, including PricewaterhouseCoopers LLP which had served as our independent registered public accounting firm since 1993.As a result of this process, we appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm in 2013, believing the our Company will receive a high level of service at a reduced overall cost for audit services for 2013 and subsequent years.

•	Obtained PricewaterhouseCooper LLP’s consent to use their opinion for the years ended December 31, 2012 and 2011 in the Company’s Form 10-K for the year ended December 31, 2013.

Based on the foregoing, the Audit Committee recommended to the Board of Directors our audited financial statements for the year ended December 31, 2013 prepared in accordance with GAAP be included in our Annual Report on Form l0-K for the year ended December 31, 2013.

The Audit Committee

William Ehrhardt — Chairman

Michael A.M. Keehner

Kenneth W. McArthur

REPORT OF THE COMPENSATION COMMITTEE

As required by our Compensation Committee Charter, the Compensation Committee reports as follows:

Under its charter, the Compensation Committee is required to discharge the Board of Directors’ responsibilities relating to compensation of our senior executive officers and to report on its practices to our stockholders in our annual proxy statement. The Compensation Committee Charter can be found on our website at www.opco.com. The Compensation Committee, comprised of independent directors, reviewed and discussed the following Compensation Discussion and Analysis with our management. In reaching its conclusions, the members of the Compensation Committee were aware of the ongoing focus of the media, the government and the general population on the compensation of executives and employees of financial service companies. The Compensation Committee believes that our practices align pay practices with corporate objectives and performance and do not encourage excessive risk-taking, and that the 2013 compensation payments made to executives and employees were substantially so aligned. Based on their review and discussions, the Compensation Committee approved and recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Michael A.M. Keehner — Chairman

William Ehrhardt

Morris Goldfarb

A. Winn Oughtred

The Report of the Compensation Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

As required by the Nominating and Corporate Governance Committee’s Charter, the Nominating and Corporate Governance Committee reports as follows:

•	The Nominating and Corporate Governance Committee is responsible for maintaining and developing governance principles consistent with high standards of corporate governance.

•

The Nominating and Corporate Governance Committee has assessed the composition and size of the Board of Directors and determined that the incumbent directors are performing effectively and has recommended that the current directors be nominated to serve on the Board. The Nominating and Corporate Governance Committee has determined that the size of the Board should continue to stand at nine.

•

The Nominating and Corporate Governance Committee has determined that Messrs. Crystal, Ehrhardt, Goldfarb, Keehner, McArthur and Oughtred are independent in accordance with applicable independence standards. In addition, the Nominating and Corporate Governance Committee monitored director attendance at Board of Directors and committee meetings and has determined that each nominee for director who is presently a director, except for two, attended 100% of meetings and that such attendance meets acceptable standards.

•	The Nominating and Corporate Governance Committee supervised the Board of Directors’ annual review of our Corporate Governance Guidelines.

•

The Nominating and Corporate Governance Committee has developed a program to encourage the Company’s independent directors to maintain their skills and knowledge as directors which the independent directors used in 2013.

The Nominating and Corporate Governance Committee

Richard Crystal — Chairman

Michael A.M. Keehner

A. Winn Oughtred

MATTER NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP for reappointment as our independent registered accounting firm or auditors for the 2014 fiscal year. The Audit Committee intends to fix the remuneration of the auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

To be effective, these matters must be authorized by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the Meeting. Abstentions will not be counted as votes for or against the proposal. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See “Security Ownership of Certain Beneficial Owners and Management.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR FISCAL 2014 AND FOR THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THE AUDITORS’ REMUNERATION.

Principal Accounting Fees and Services

Deloitte & Touche LLP has served as our independent registered accounting firm since 2013. Prior thereto, PriceWaterhouseCoopers LLP served as our independent registered public accounting firm since 1993. Deloitte & Touche LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in us or any of our affiliates other than as our auditor.

Audit Fees, Audit-Related Fees and Tax Fees. The fees billed to us and our subsidiaries by Deloitte & Touche LLP for the year 2013 and PricewaterhouseCoopers LLP during the year 2012 in connection with services provided in such years were as follows:

	Year Ended December 31,
	2013	2012
Audit fees	$1,078,700	$1,666,700
Audit-related fees	219,500	186,200
Tax fees	20,376	268,400
All other fees	73,374	2,800

	$1,391,950	$2,124,100

The 2013 audit fees include the fees for the audit of our annual consolidated financial statements for the year 2013 and the review of the quarterly financial statements included in the Forms 10-Q filed by us and the interim reports to stockholders sent to stockholders during the year. Audit fees also include the separate entity audits of Oppenheimer Europe Ltd. (formerly Oppenheimer E.U. Ltd.), Oppenheimer Investments Asia Limited, Oppenheimer Israel (OPCO) Ltd. and Oppenheimer Multifamily Housing & Healthcare Finance, Inc. During 20l3, Deloitte & Touche LLP provided tax compliance services for us in the U.S., the U.K, Israel and Asia. In addition, during 20l3, Deloitte & Touche LLP performed the audit services required for the production of SSAE 16 Reports (formerly SAS 70 Reports) for Oppenheimer & Co. Inc. In addition, as a requirement of the SEC Investment Advisory Custody Rule, as amended, we hired Deloitte & Touche LLP to perform the mandated examinations. PricewaterhouseCoopers LLP provided such services during 2012.

The Audit Committee has the sole authority and responsibility to appoint independent auditors for ratification by stockholders, and to recommend to stockholders that independent auditors be removed. The Audit Committee has appointed Deloitte & Touche LLP as our auditors for ratification by the stockholders at the Meeting.

The Audit Committee recommends and the Board of Directors approves all audit engagement fees and terms in addition to all non-audit engagements and engagement fees submitted by independent auditors. The process begins prior to the commencement of the audit. The fees described above were all pre-approved.

MATTER NO. 3

OPPENHEIMER HOLDINGS INC. 2014 INCENTIVE PLAN

On February 26, 2014, upon recommendation of our Compensation Committee, our Board of Directors unanimously approved the Oppenheimer Holdings Inc. 2014 Incentive Plan (the “2014 Plan”), subject to approval of our Class B Stockholders at the Meeting. The 2014 Plan amends, restates and replaces two separate plans previously in place: the Company’s 2006 Equity Incentive Plan, adopted December 11, 2006, as amended (the “2006 Plan”) and the Oppenheimer & Co. Inc. Employee Share Plan effective January 1, 2005, as amended (the “2005 ESP,” and together with the 2006 Plan, the “Prior Plans”), and permits the Company to issue shares of Class A Stock to or for the benefit of employees and non-employee directors of the Company and its affiliates as part of their compensation. In assessing the appropriate terms of the 2014 Plan and the importance of equity as a component of our compensation program, our Compensation Committee considered, among other items, our compensation philosophy and practices. It is a requirement of the New York Stock Exchange, Inc. (the “NYSE”) that the adoption of the 2014 Plan be ratified by the Class B Stockholders.

The grant of share-based awards under the 2014 Plan is a significant component of the Company’s compensation program for the executive officers and non-employee directors of the Company and its affiliates and for certain of Oppenheimer’s key employees. The granting of share-based awards to key personnel is intended to align their interests with those of the Class A and Class B Stockholders. Accordingly, the number of shares of Class A Stock underlying existing awards and reserved for future awards as a percentage of the issued shares of Class A and Class B Stock might be perceived as being relatively high. The Board and the Compensation Committee recognize this and have adopted a policy of maintaining the percentage of award shares of Class A Stock plus Class A Stock reserved for future share-based awards, at any one time, to not more than 20% of the number of issued shares of Class A and Class B Stock. The Company purchases and will continue to purchase shares of Class A Stock for cancellation from time to time at prices deemed appropriate, pursuant to the Company’s stock repurchase program, thus offsetting, at least in part, the issue of shares of Class A Stock under the 2014 Plan.

Summary of Material Terms of the 2014 Plan

The following summary of the material terms of the 2014 Plan is qualified in its entirety by reference to the complete text of the 2014 Plan, which is attached as Exhibit A.

Purpose. The purpose of the 2014 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees and non-employee directors of the Company and its affiliates, additional compensation incentives for high levels of performance and productivity, and to align the interests of such employees and non-employee directors with those of the stockholders of the Company.

Types of Awards. The 2014 Plan provides for grants of the following specific types of awards, and also permits other stock-based awards (each, an “Award” and, collectively, “Awards”). All Awards will be confirmed by, and subject to the terms of, a written agreement executed by the Company and the participant or, in the discretion of the Compensation Committee, a grant letter from the Company (each, an “Award Agreement”), which will govern that Award’s terms and conditions.

Restricted Shares. Restricted Shares are shares of Class A Stock that are registered in the recipient’s name, but that are subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time as specified in the Award Agreement. The recipient of Restricted Shares has the rights of a Class A Stockholder, including voting and dividend rights, subject to any restrictions and conditions specified in the Award Agreement.

Stock Options and Appreciation Awards. An option entitles the recipient to purchase a share of Class A Stock at an exercise price specified in the Award Agreement (including through a cashless exercise). The 2014 Plan permits grants of options that qualify as “incentive stock options” under Section 422 of the Code (“ISOs”) and non qualified stock options. An Appreciation Award may entitle the recipient to receive shares of Class A Stock, cash or other property on the exercise date having a value equal to the excess of the market value of the underlying Class A Stock over the exercise price specified in the Award Agreement. Options and Appreciation Awards will become exercisable as and when specified in the Award Agreement but not later than 10 years after the date of grant. The 2014 Plan provides that we may not reset the exercise price for options without stockholder approval and that we may not issue any options or Appreciation Awards with an exercise price less than the closing price of a share of the Class A Stock on the NYSE on the date of grant. Grants of Options and Appreciation Awards are subject to the individual limits described below.

Performance Share Awards and Performance Units. A Performance Unit is an unfunded, unsecured right to receive a fixed dollar amount, payable in cash or Class A Stock or a combination of both, at the end of a specified performance period upon satisfaction of the conditions specified in the Award Agreement. A Performance Share Award is the right to receive a number of shares of Class A Stock or cash of an equivalent value at the end of a specified performance period upon satisfaction of the conditions specified in the Award Agreement.

Performance-Based Cash Awards. A Performance-Based Cash Award is a cash Award that is payable or otherwise based on the attainment of certain pre-established performance goals during a performance period upon satisfaction of the conditions specified in the Award Agreement.

Eligibility. The 2014 Plan permits grants of Awards to employees of the Company and its affiliates as well as to directors of the Company or any of its affiliates who are not active employees of the Company or any of its affiliates selected by the Committee (as defined under Administration, below). Only employees of the Company and its subsidiaries will be eligible for grants of ISOs under the Plan. There are approximately 3,517 employees of the Company and its affiliates as well as seven directors of the Company or any of its affiliates who are not active employees of the Company or any of its affiliates that are eligible to participate in the 2014 Plan.

Term. The 2014 Plan will terminate on, and no more Awards will be permitted to be granted thereunder without further stockholder approval on or after, February 26, 2024. The termination of the 2014 Plan will not affect previously granted Awards. We would seek stockholder approval earlier than 2024 if we were to use all of the 877,290 shares available for grant under the 2014 Plan prior to the expiration date.

Administration. The 2014 Plan will be administered, (a) with respect to the application of the 2014 Plan to eligible employees of the Company and its affiliates, by a committee or subcommittee of the Board appointed from time to time by the Board (the “Committee”), which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) as applicable, an “independent director” as defined under the NYSE Listed Company Manual Rule 303A.02 or other applicable stock exchange rules; and (b) with respect to the application of the 2014 Plan to non-employee directors of the Company and its affiliates, the Board, notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the 2014 Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. In making determinations in respect of the 2014 Plan, neither the Committee nor the Board will have any liability for any action taken in good faith.

Shares Subject to the 2014 Plan. Up to 877,290 shares of Class A Stock may be delivered pursuant to Awards granted under the 2014 Plan. These shares may be newly-issued shares or treasury shares. Each Award or share of Class A Stock underlying an Award will count as one share of Class A Stock for these purposes. If any Award granted under the 2014 Plan is forfeited, otherwise terminates or is canceled without the delivery of shares of Class A Stock, then the shares covered by such forfeited terminated or canceled Award will again become available to be delivered pursuant to Awards granted under the 2014 Plan. No shares of Class A Stock surrendered or withheld from any Award (including to satisfy federal, state, local or foreign taxes) or shares of Class A Stock tendered to pay the exercise price of any Award granted under the 2014 Plan will become available to be delivered pursuant to Awards granted under the 2014 Plan. The number of shares of Class A Stock authorized under the 2014 Plan will be increased for any shares remaining authorized under the Prior Plans or any shares underlying any terminated, cancelled or forfeited award under the Prior Plans.

The maximum number of shares of Class A Stock that may be made subject to Stock Options, Restricted Shares or other stock-based awards granted to eligible employees during any fiscal year is 500,000 shares per type of

Award; provided that the maximum number of shares of Class A Stock for all types of Awards during any fiscal year that may be granted to each eligible employee is 800,000 shares. The aggregate amount of compensation to be paid to any one participant in respect of other stock-based awards denominated in dollars and performance-based cash awards and granted to such participant in any one calendar year will not exceed $10 million.

In the event of any increase or decrease in the number of issued shares of Class A Stock resulting from certain corporate transactions that affect the capitalization of the Company, the Committee will adjust the number of shares of Class A Stock issuable under the 2014 Plan and the terms of any outstanding Awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights.

On March 14, 2014, the closing price of a share of Class A Stock on the NYSE was $26.00.

Amendment. The Board may, at any time, amend, in whole or in part, or suspend or terminate entirely the 2014 Plan, retroactively or otherwise; provided that we will not substantially impair the rights of recipients of awards without their consent unless required by law or as may be permitted by the 2014 Plan. In general, we will seek stockholder approval of any amendment of the 2014 Plan to the extent necessary to comply with any applicable law, rule or regulation.

Change in Control. In the event of a Change in Control, unless an Award Agreement provides otherwise, a recipient’s unvested Award will not vest and will be treated as follows as determined by the Committee in its sole and absolute discretion:

•

Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be adjusted, and Restricted Shares or other Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Class A Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Shares or any other Award in lieu of any cash distribution;

•

Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined) per share of Class A Stock covered by such Awards, less, in the case of an Appreciation Award, the exercise price per share of Class A Stock covered by such Award; and

•	Appreciation Awards may be cancelled without payment, if the Change in Control Price is less that the exercise price per share of such Appreciation Award.

“Change in Control” and “Change in Control Price” are defined in the 2014 Plan unless the Award Agreement indicates otherwise.

No Selling, Assigning, Pledging or Transferring Awards. Except as provided in the 2014 Plan or the Award Agreement or by law, no Award (or any rights and obligations thereunder) granted to any person under the 2014 Plan may be sold, assigned, transferred, pledged or otherwise disposed of other than by will or by the laws of descent and distribution, and all Stock Options (and any rights thereunder) shall be exercisable during the life of the recipient only by the recipient. The Committee may adopt procedures pursuant to which some or all recipients of non-qualified stock options may transfer some or all of these Awards to an immediate family member under conditions specified by the Committee.

Other Terms of Awards. No recipient of any Award under the 2014 Plan will have any of the rights of a Class A Stockholder of the Company with respect to shares subject to an Award until the delivery of the shares except with respect to Awards of Restricted Shares and except as otherwise determined by the Committee.

New Plan Benefits

The amount of each participant’s Awards, if any, for 2014 will be determined in the discretion of the Committee and therefore cannot be calculated. As a result, we cannot determine the total number or type of Awards that will be granted under the 2014 Plan to any participant for 2014. However, on February 26, 2014, the Compensation Committee granted an aggregate of 27,500 Restricted Shares to officers and employees, subject to approval of the 2014 Plan by the Class B Stockholders at the Meeting, as follows:

NEW PLAN BENEFITS

Oppenheimer Holdings Inc. 2014 Incentive Plan

Name and Position	Dollar Value ($)(a)	Number of Units
A.G. Lowenthal, Chairman and CEO	Nil	Nil
E.K. Roberts, former President and Treasurer	Nil	Nil
J. Alfano, Chief Financial Officer	$52,240	2,000
R.S. Lowenthal, Senior Managing Director, Fixed Income	Nil	Nil
R. Okin, Executive Vice President Oppenheimer & Co. Inc.	$52,240	2,000
Current executive officers as a group	$104,480	4,000
Current non-employee directors as a group	Nil	Nil
All employees other than executive officers as a group	$613,820	23,500

(a)	Dollar value reflects the gross number of Restricted Shares granted by our Compensation Committee multiplied by $26.12, which was the closing price per share of our Class A Stock on the NYSE on February 26, 2014, the grant date.

The Restricted Shares granted in 2014 before the 2014 Plan was in place, which would not have changed if the 2014 Plan had been in place instead of the Prior Plans, were as follows

Name and Position	Dollar Value (a)	Number of Units
A.G. Lowenthal, Chairman and CEO	$2,912,760	124,000
E.K. Roberts, former President and Treasurer	Nil	Nil
J. Alfano, Chief Financial Officer	$51,678	2,200
R.S. Lowenthal, Senior Managing Director, Fixed Income	$103,356	4,400
R. Okin, Executive Vice President Oppenheimer & Co. Inc.	$75,168	3,200
Current executive officers as a group	$3,142,962	133,800
Current non-employee directors as a group	$328,860	14,000
Employees other than executive officers as a group	$3,983,317	169,575

(a)	Dollar value reflects the gross number of Restricted Shares granted by our Compensation Committee multiplied by $23.49, which was the closing price per share of our Class A Stock on the NYSE on January 29, 2014, the grant date for executive officers and employees and for current non-employee directors $24.19, which was the closing price of our Class A Stock on the NYSE on January 2, 2014.

U.S. Federal Tax Implications of Performance Units, Options and Appreciation Awards

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of Performance Units, stock options and Appreciation Awards. This description is not intended to, and does not, provide or supplement tax advice to recipients of Awards. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Awards under the 2014 Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Performance Units. A recipient of a Performance Unit (whether time-vested or subject to achievement of performance goals) will not be subject to income taxation at grant. Instead, the recipient will be subject to income tax at ordinary rates on the fair market value of the Class A Stock (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) tax at the time any portion of such Award is deemed vested for tax purposes. The fair market value of the Class A Stock (if any) received on the delivery date will be the recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the

Class A Stock, and the recipient’s holding period with respect to such Class A Stock will begin at the delivery date. Gain or loss resulting from any sale of Class A Stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the holding period.

Nonqualified Options and Appreciation Awards. The grant of a nonqualified option (i.e., other than an ISO) or Appreciation Award will create no tax consequences at the grant date for the recipient or the Company. Upon exercising such an option or Appreciation Award, the recipient will recognize ordinary income equal to the excess of the fair market value of the vested shares of Class A Stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA tax in respect of such amounts. A recipient’s disposition of Class A Stock acquired upon the exercise of a nonqualified option or Appreciation Award generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in the acquired shares of Class A Stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Special Tax Treatment of ISOs. A recipient will not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply. Upon a disposition of Class A Stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the Class A Stock at the date of exercise of the ISO over the exercise price or (ii) the amount realized upon the disposition of the ISO Class A Stock over the exercise price. Otherwise, a recipient’s disposition of Class A Stock acquired upon the exercise of an ISO for which the ISO holding periods are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in the acquired shares of Class A Stock for which the ISO holding periods are met generally being the exercise price of the ISO).

Deduction. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of Class A Stock pursuant to a Performance Unit, or the exercise of an option or Appreciation Award. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of Class A Stock, and is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees that is not qualified performance-based compensation under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer, our chief financial officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our stockholders). The 2014 Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to options and Appreciation Awards, and Performance Units and other Awards may be deemed to be performance-based compensation if awarded as part of compensation granted in accordance with the 2014 Plan.

Section 409A. Some Awards under the 2014 Plan may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for Awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2014 Plan and Awards under the 2014 Plan are intended to be designed and administered so that any Awards under the 2014 Plan that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

Equity Compensation Plan Information

The following table provides information as of March 15, 2014 regarding securities to be issued on exercise of outstanding stock options or pursuant to outstanding Restricted Shares and performance-based awards, and securities remaining available for issuance under our Prior Plans. No additional awards will be made under the Prior Plans, although outstanding awards will continue to be governed by the terms of the applicable Prior Plan. The total number of shares of Class A Stock reserved for issue under the Prior Plans is to be reserved for the 2014 Plan (less the number of shares of Class A Stock subject to outstanding awards under the Prior Plans) which is 877,290 shares of Class A Stock.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity Compensation Plans approved by security holders	2006 Plan	213,987	$21.44	Nil	(3)
	2005 ESP	1,196,595	$24.18	Nil	(4)
Equity Compensation Plans not approved by security holders (5)	2014 Plan	27,500	$26.12	849,790
Total		1,438,082	$23.81	849,790

(1)	Represents outstanding stock options and restricted stock awards.

(2)	Represents the option exercise price with respect to outstanding stock options and the grant date price for restricted stock awards.

(3)	49,571 shares of Class A Stock available for future issuance under the 2006 Plan are being transferred to the 2014 Plan.

(4)	827,719 shares of Class A Stock available for future issuance under the 2005 ESP are being transferred to the 2014 Plan.

(5)	Subject to approval at the Meeting.

As of March 15, 2014, there were awards outstanding on 1,196,595 shares of Class A Stock granted under the 2005 ESP and awards on 213,987 shares of Class A Stock granted under the 2006 Plan.

Stockholder Resolution

The Class B Stockholders are being asked to consider and, if deemed advisable, pass the following resolutions:

RESOLVED THAT:

1.	The resolution passed by the Board of Directors on February 26, 2014 adopting the Oppenheimer Holdings Inc. 2014 Incentive Plan (appearing herein as Exhibit A) providing for the issue of up to 877,290 shares of Class A Stock be and it is hereby ratified and confirmed.

2.	The proper officers and directors of the Company be and they are hereby authorized and directed to take all such action and execute all such documents as are necessary to implement the terms of the foregoing resolution.

To be effective, these resolutions must be passed by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the Meeting. Abstentions will not be counted as votes for or against the proposal. A.G. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See “Security Ownership of Certain Beneficial Owners and Management.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE ADOPTION OF THE OPPENHEIMER HOLDINGS INC. 2014 INCENTIVE PLAN.

MATTER NO. 4

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In response to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing Class B Stockholders with an opportunity to cast an advisory (non-binding) vote on the compensation of our Named Executives, commonly referred to as a “say on pay” vote. Your vote is advisory and will not be binding on our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when making future executive compensation recommendations. It was determined at our 2011 Annual Meeting that this advisory vote take place every three years. The first advisory vote took place at our 2011 Annual Meeting and endorsed the referenced compensation.

Our compensation policy is designed to recruit, motivate, reward and retain the high performing executive talent required to create superior long-term stockholder returns; reward executives for short-term performance as well as growth in enterprise value over the long-term; provide a competitive compensation package relative to peers and competitors; and ensure effective utilization and development of talent by employing appropriate management processes, such as performance appraisal and management development.

Stockholders are encouraged to read the Compensation Discussion and Analysis (CD&A) section of this proxy statement (found on page 35), which describes our compensation policies and practices. The Compensation Committee and the Board of Directors believe that the policies and practices described in the CD&A provide a compensation framework which enables us to retain and appropriately reward the executive officers that we believe are critical to our long-term success, while linking that compensation to our corporate objectives and performance.

For example:

•	our Named Executives do not generally have employment agreements;

•	our Named Executives do not receive supplemental retirement benefits;

•	other than access to limited parking places, our Named Executives do not receive any perquisites that are not generally available to all employees;

•

our incentive compensation is reviewed annually by the Compensation Committee to ensure that we are not encouraging undue risk-taking and we are aligning executive compensation with the strategic objectives and performance of the Company;

•	our Chief Executive Officer’s annual salary and incentive compensation is established by the Compensation Committee which is composed of independent directors;

•

a substantial portion of our Chief Executive Officer’s compensation is driven by performance goals which are established annually by the Compensation Committee from a broad array of financial, performance and strategic parameters; and

•

we have approved a compensation recovery policy which provides for the recovery of share-based incentive compensation paid to our designated executive officers (and cash bonuses in the case of our Chairman, former President and Chief Financial Officer) if such incentive compensation was based on subsequently discovered fraud or misconduct or based on erroneous information in the case of a restatement of our financial statements (whether or not due to fraud or misconduct).

This Matter No.4, commonly known as a “Say-on-Pay” proposal, gives you, as a Class B Stockholder, an opportunity to endorse or not endorse the compensation we pay to our Named Executives on an advisory basis, for the following resolution:

RESOLVED THAT:

The compensation paid to Oppenheimer Holdings Inc.‘s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 35 to 48 of this Proxy Statement, is hereby approved.

To be effective this resolution must be passed by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the meeting. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See “Security Ownership of Certain Beneficial Owners and Management.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

2013 Company Performance

With strong equity markets and improvements made across our business, revenue for the year ended December 31, 2013 was $1.02 billion, an increase of 7% compared to $952.6 million in 2012. The Company reported net profit for the year ended December 31, 2013 of $25.1 million or $1.85 per share compared to a net loss of $3.6 million or ($0.27) per share in 2012.

During the past year, we realized certain achievements as we continued to invest in building the Oppenheimer franchise:

•	We hired 68 experienced financial advisors across the country, adding to recently opened offices as well as long established offices.

•	We were able to almost double our revenue from transactions in emerging markets debt by adding traders and experienced sales talent.

•	At year end, we had 42 senior publishing analysts on staff, covering 625 public companies.

•

We grew client assets under administration to approximately $84.6 billion while client assets under management in fee-based programs grew to approximately $25.3 billion at December 31, 2013, an all-time record level.

•	Final construction of our New York headquarters was completed in mid-year with all of our core operations working under one roof.

•	We continued to resolve outstanding client and regulatory issues related to the failed Auction Rate Securities market to lower our exposure to these issues.

•	The Company earned gross performance (or incentive) fees of $33.3 million before internal and external expenses from our participation in hedge funds in our asset management business.

•	We were able to provide our stockholders with a 46% Total Annual Stockholder Return in 2013.

2013 Compensation Highlights

The Compensation Committee of the Board (the “Compensation Committee”) and the Board of Directors believe that the policies and practices described in the following Compensation Discussion and Analysis (“CD&A”) provide a compensation framework which enables us to retain and appropriately reward the executive officers that we believe are critical to our long-term success, while linking that compensation to our corporate objectives and performance.

For example:

•	our Named Executives do not generally have employment agreements;

•	our Named Executives do not receive supplemental retirement benefits;

•	other than access to our few parking places, our Named Executives do not receive any perquisites that are not generally available to all employees;

•

our incentive compensation practices are reviewed annually by the Compensation Committee to ensure that we are not encouraging undue risk-taking and we are aligning executive compensation with the strategic objectives and performance of the Company;

•	our Chief Executive Officer’s annual salary and incentive compensation are established by the Compensation Committee which is composed of independent directors;

•

a substantial portion of our Chief Executive Officer’s compensation is driven by performance goals which are established annually by the Compensation Committee from a broad array of financial, performance and strategic parameters; and

•

we have approved a compensation recovery policy which provides for the recovery of share-based incentive compensation paid to our designated executive officers (and cash bonuses in the case of our Chairman, former President and Chief Financial Officer) if such incentive compensation was based on subsequently discovered fraud or misconduct or based on erroneous information in the case of a restatement of our financial statements (whether or not due to fraud or misconduct).

Some highlights of our 2013 compensation decisions include the following:

•	Base salaries paid to senior executive officers in 2013 were not increased from 2012 levels;

•	Annual bonuses for our senior executive officers increased in 2013 by approximately 17% compared to 2012 in response to the Company’s return to profitability in 2013 compared to 2012;

•	Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award in favor of stock awards;

•

In January and February 2014, we awarded 206,875 shares of restricted Class A Stock to our employees (other than our Chief Executive Officer) under our Employee Share Plan cliff-vesting in three or five years subject to the awardee being continuously employed by the Company until the vesting date; and

•

In view of several important accomplishments during 2013, the Compensation Committee awarded our Chief Executive Officer a stock award of 124,000 shares of Class A Stock which vests on the earlier of January 28, 2017 or death and is subject to him being continuously employed by the Company until that date. The aggregate value of this stock award, together with the cash portion of his incentive compensation, was approximately equal to the total amount earned under his 2013 performance award.

The foregoing 2013 Company Performance and Compensation Highlights do not purport to be complete and are subject to, and qualified in their entirety by reference to, the CD&A set forth below which should be read in its entirety for a full and complete understanding of our compensation policies and practices as well as the compensation awarded to, earned by, or paid to our executive officers for 2013 as well as to our Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Discussion and Analysis

Introduction

The following CD&A describes the material elements of compensation for our named executive officers identified in the “Summary Compensation Table,” or the Named Executives. The Compensation Committee, which is comprised entirely of independent directors, makes recommendations to the Board for the total compensation (that is the base salary, annual bonus, stock options and stock awards) of our senior executive officers, including the Named Executives. The Compensation Committee’s determination of the total compensation of our Chief Executive Officer is subject, in part, to the Performance-Based Compensation Agreement, amended and restated January 1, 2010, between the Company and our Chief Executive Officer, for which we received stockholder approval on May 10, 2010.

Certain processes and procedures of the Compensation Committee are discussed below including its role in dealing with the Chief Executive Officer’s compensation and the compensation of the other Named Executives. The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the compensation of Named Executives (other than the Chief Executive Officer), as it does on compensation matters such as year-end incentive compensation and stock awards for all of our other employees.

The day-to-day design and administration of health benefits, the deferred compensation plans and the 401(k) plan and other employee benefit plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Departments.

For the purposes of determining 2013 executive compensation, the Compensation Committee did not retain independent compensation consultants although the Compensation Committee may retain compensation consultants when it deems necessary.

Objectives and Policies

The Compensation Committee’s objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of our corporate risk management objectives. Our compensation policy with respect to our Named Executives, including the Chief Executive Officer, has the following objectives:

•	recruit, motivate, reward and retain the high performing executive talent required to create superior long-term stockholder returns;

•	reward executives for short-term performance as well as for growth in enterprise value over the long-term;

•	provide a competitive compensation package relative to peers and competitors; and

•	ensure effective utilization and development of talent by employing appropriate management processes, such as performance appraisal.

Our compensation program for senior executive officers, including the Named Executives, consists of the following key elements: a base salary, an annual bonus, grants of share-based compensation (typically stock awards) and, in the case of the Chief Executive Officer, annual performance-based compensation pursuant to the Performance-Based Compensation Agreement. The goal of the Compensation Committee is to provide a compensation structure which will enable us to retain and appropriately reward the executive officers that we believe are critical to our long-term success. The Compensation Committee also reviews compensation arrangements to ensure that a portion of the Named Executives’ compensation is directly related to corporate performance, appropriate risk management and other factors that directly and indirectly influence stockholder value.

The Compensation Committee regularly evaluates the benefits of referring to a “peer group” of public companies to guide its decision making process with respect to compensation and did so in 2013. The Compensation Committee does not view the Company as having many true peers, given the Company’s size, business model and mix of businesses as well as consolidation in the financial services industry which continued in 2013. Many companies who might otherwise be considered to be a part of the Company’s peer group are either units of much larger bank holding companies or smaller companies who are not wholly comparable to our business. However, the Compensation Committee recognizes the value of using a peer group to further its understanding of certain industry compensation practices and the competitive market for executive talent. In 2013, we reviewed the compensation practices for senior executives of a wide range of economically-comparable or activity-comparable financial services enterprises, including: E-Trade Financial, Eaton Vance, Evercore Partners, Janus Capital Group, Knight Capital Group, Piper Jaffray, Stifel Financial, Raymond James Financial and Waddell & Reed Financial.

The Compensation Committee reviewed the compensation practices of a subset of these peer group companies to provide a context for broad parameters of its 2013 compensation decisions for our Chief Executive Officer, but the determination of the amounts granted and the form of grant was set with reference to our own business model and substantially governed by the annual goals established under the Performance-Based Compensation Agreement with the Chief Executive Officer described further below. The Compensation Committee also used these peer group companies and broad studies of companies similar to our Company in revenue as well as other financial services companies to set a context for our decisions on non-employee Director compensation practices. See “Director Compensation.”

The Compensation Committee does not employ a formal benchmarking strategy or rely upon specific peer-derived targets. The Compensation Committee has not chosen to engage an outside compensation consultant, believing it can better relate business model performance parameters to our executive compensation than someone unfamiliar with our specific business. However, the Compensation Committee has engaged Equilar, Inc. to provide it with data sources with respect to the compensation practices of other registered U.S. companies.

The Compensation Committee believes potential incentive compensation (annual bonus and share-based awards) should generally comprise between 50% to 95% of total annual compensation for the Named Executives because:

•	these executive officers are in positions to influence corporate strategy and execution

•	tying the majority of total compensation to incentive payments helps ensure focus on our goals

•	their compensation is “at risk” and will thus depend upon our Company producing financial results that warrant such payments

•	the volatile nature of our market-driven businesses should be reflected in our compensation practices

•	our share-based compensation generally cliff vests after three or five years and therefore aligns the executive officer with a continuing interest in enterprise value

The Compensation Committee makes recommendations to the Board with respect to total compensation including an annual bonus and grants equity awards, if appropriate, for our Named Executives and other senior executives. The Compensation Committee does not necessarily grant share-based awards to employees, including the Named Executives, on an annual basis. It considers the performance of the employee and the number of outstanding share-based awards already awarded to the employee when determining total compensation in any year and the degree to which the employee already has (or may have) a long-term interest in the Company’s success. Upon the vesting of an employee’s share-based awards, the Compensation Committee also considers whether or not to grant new awards to the employee and on what terms such awards will be made. All share-based awards are priced at fair value at the grant date and are typically conditioned upon the employees continued employment with the Company for a significant period of time.

The Compensation Committee believes that, as stockholders, the Named Executives, other senior executives and selected employees will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term, and it currently uses share-based awards to accomplish that objective. The Compensation Committee is cognizant of the impact of the accounting guidance on our financial results and strives to balance the granting of stock options and other forms of stock-based incentives with the other objectives of executive compensation set forth above. Since the adoption of accounting guidance on Share-Based Payment, on January 1, 2006, requiring us to expense stock options, we have granted only a very limited number of stock options and none to the Named Executives. At March 15, 2014, we had stockholder approval to award 2,312,572 shares of Class A Stock pursuant to our share-based awards plans (17% of our outstanding Class A Stock), of which 1,438,082 shares of Class A Stock are the subject of current share-based compensation arrangements and subject to vesting requirements. Of these shares of Class A Stock, awards for 303,375 shares of Class A Stock were granted in January and 27,500 in February 2014. In January 2011, we established a compensation recovery (“clawback”) policy which permits us to recover certain incentive stock-based awards in specified circumstances. See discussions under “Stock Option Grants,” “Stock Awards” and “Compensation Recovery Policy” below and Matter 3.

Compensation arrangements for our senior executive officers (other than the Chief Executive Officer) generally involve a significant component of remuneration which is contingent on our Company’s performance and that of the senior executive officers: an annual cash bonus (which permits individual performance to be recognized on an annual basis, and which is based, in significant part, on an evaluation of the contribution made to the Company by the officer) and share-based awards (which directly link a portion of their compensation to stock price appreciation and dividends realized by our stockholders). The Compensation Committee believes that this approach best serves the interests of stockholders by enabling us to structure compensation in a way that meets the requirements of the highly competitive environment in which we operate, while ensuring that senior executive officers are compensated in a manner that advances both our short and long-term interests and those of our stockholders. For the Chief Executive Officer’s compensation arrangements, see discussion under “Chief Executive Officer Compensation” below.

Consideration of Say-On-Pay Votes

We conducted an advisory stockholder vote on executive compensation on May 9, 2011. The results of that vote were to affirm our compensation practices as disclosed in the 2011 Compensation Discussion and Analysis and attendant tables and narrative and the compensation paid to our Named Executives and to approve our recommendation for a three year interval for repeating this vote. We are conducting an advisory (non-binding) stockholder vote on our 2013 executive compensation at the Meeting (See Matter 4). The Compensation Committee considered the 2011 vote and will consider in the future the results of the vote at the Meeting when establishing current and future year’s executive compensation arrangements, but notes that the stockholder votes are non-binding and in the future the Compensation Committee and Board may choose whether or not to take the results of the votes into account.

Performance evaluation and total compensation element timing

Our executive compensation program for the Chief Executive Officer and other senior executive officers involves performance-related incentive compensation and long-term compensation elements paid in a mix of cash bonuses and stock awards. It has been our practice to determine the aggregate cash bonus pool available to our Chief Executive Officer and other senior executives on or before December 31st of the fiscal year-end in which the performance was delivered for accounting and tax purposes. However, our practice is to consider and make any long-term equity-related awards to our Chief Executive Officer and other senior executives in the first 60 days of the following year, based upon their performance in the prior fiscal year.

While we believe our process and timing of making performance-related judgments on annual total compensation is sound, reasonable and consistent with industry standards, it does not correspond to the proscribed accounting period standards for compensation expenses nor for compensation disclosure. Elements of the total compensation for our Chief Executive Officer and other senior executives are recorded in different accounting years and thus are not captured in the proscribed tables in this proxy statement or in our financial statements in a manner which accurately reflects the Compensation Committee’s judgments about performance for the fiscal year. Because of this disparity, we have made a practice of always disclosing any equity-related awards and their terms that are granted in the first sixty days of the following year for our Named Executives and our employees taken as a whole in our proxy statements. We do this so that stockholders can see the Compensation Committee’s judgments about total compensation and how it relates to the Company’s and the executives’ prior year’s performance by combining cash bonuses and salary for the relevant fiscal year plus any stock awards granted in the first sixty days of the following year. Similarly, stockholders should be aware that our equity awards typically contain vesting provisions which means that our executives may not receive that portion of their incentive compensation for a significant period of time, and then only if they continue to be employed by the Company. For additional information, please see “Realized Pay For Fiscal 2013,” below.

Determination of 2013 Compensation

The Compensation Committee, with recommendations from the Chief Executive Officer, makes recommendations to the Board with respect to all compensation for each Named Executive for 2013 (other than the Chief Executive Officer, which compensation is based upon the Committee’s own judgments). For a discussion-of the compensation for the Chief Executive Officer, see the section entitled “Chief Executive Officer Compensation” below.

The Compensation Committee makes recommendations to the Board with respect to each Named Executive’s annual salary and annual bonus and makes grants of share-based awards by reference to the executive’s position, responsibilities and performance. Some of the factors considered by the Compensation Committee are:

•	the position’s responsibilities relative to our total earnings, use of invested capital, degree of firm capital at risk and the generation of earnings and cash flows,

•	the position’s impact on key strategic initiatives, and

•	the executive’s performance and contributions to the management of the Company.

The Chief Executive Officer assessed each Named Executive’s (other than the Chief Executive Officer’s) as well as other senior officers’ performance under our performance assessment criteria, and the Compensation Committee assessed the Chief Executive Officer’s performance according to these same criteria and the parameters established under the Performance-Based Compensation Agreement with our Chief Executive Officer. See discussion under “Chief Executive Officer Compensation” below.

Our performance assessment criteria rate performance in different competencies as follows:

•	strategic thinking;

•	integrity;

•	managing employee performance and morale;

•	financial responsibility;

•	achievement focus;

•	business judgment;

•	risk management;

•	planning and organization;

•	leadership;

•	mentoring;

•	relationship building;

•	compliance with regulatory requirements and Company policies;

•	profitability of business unit, if applicable;

•	conflict resolution; and

•	communication skills.

Base Salary.    The base salary of our Chief Executive Officer is set by the Compensation Committee. Salaries paid to senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer, based on his assessment of the nature of the position, and the skills, experience and performance of each senior executive officer, as well as salaries paid by comparable companies in our industry. The Compensation Committee then makes recommendations to the Board of Directors with respect to base salaries. Base salaries paid to senior executive officers in 2013 were not increased from 2012 levels.

Annual Cash Bonus.    Bonuses paid to our senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer based on his assessment of the performance of the Company, his assessment of the individual contribution of each senior executive officer to that performance and their competencies. The Compensation Committee then makes recommendations to the Board of Directors with respect to annual cash bonuses. Annual cash bonuses for our senior executive officers, other than our Chief Executive Officer, increased in 2013 by approximately 17% compared to 2012 in response to the Company’s return to profitability and performance in 2013 compared to 2012. Senior executive officers, including the Chief Executive Officer, may be offered the right to elect to defer a portion of their annual bonus and performance-based compensation under our Executive Deferred Compensation Plan, a non-qualified unfunded plan. In 2013, 2012 and 2011, no officer was given the option to make such a deferral. See “Executive Deferred Compensation Plans” below.

Stock Option Grants.    Under our 2006 Equity Incentive Plan, or EIP, or under the 2014 Plan, our senior executive officers and employees may be granted stock options or restricted stock awards by the Compensation Committee based upon a variety of considerations, including the performance of the specific optionee and the date of the last grant made to the officer or employee, as well as considerations relating to the contribution. In addition, stock option grants may be awarded as a retention tool for new employees. Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award in favor of stock awards.

Stock Awards.    Under either our Employee Share Plan, or ESP, or under the EIP, or under the 2014 Plan, our and our subsidiaries’ executive officers and employees (other than the Chief Executive Officer) are granted stock awards by the Compensation Committee based upon recommendations from the Chief Executive Officer and other considerations relating to the contribution and performance of the specific award recipient. The Compensation Committee independently considers and grants stock awards to the Chief Executive Officer where it deems them appropriate. In addition, stock awards may be given as an inducement to employment for new employees or as a retention tool for existing employees. Stock awards are generally subject to a significant vesting period and we believe that these awards are useful in retaining and motivating our key executive personnel. On January 23, 2013, we awarded 105,470 shares of restricted Class A Stock to A.G. Lowenthal which vest on January 22, 2016. On February 25, 2013, we awarded 387,750 shares of restricted Class A Stock to our employees including 8,000 to Mr. Alfano and 8,500 each to R.S. Lowenthal and Mr. Okin all subject to five year vesting. On January 29, 2014, we awarded 303,375 shares of restricted Class A Stock to our employees, including 124,000 to A.G. Lowenthal (subject to three year vesting) and 2,200, 4,400 and 3,200, respectively, to Mr. Alfano, R.S. Lowenthal and Mr. Okin (subject to five year vesting). On February 26, 2014, we awarded 27,500 shares of restricted Class A Stock to employees including 2,000 each to Mr. Alfano and Mr. Okin all subject to five year vesting. See “Grants of Plan-Based Awards Table For the Year Ended December 31, 2013.”

No Backdating or Spring Loading.    We do not backdate options or stock awards or grant them retroactively. In addition, we generally make our option awards and stock awards at regular times each year. We do not plan to coordinate grants of options or stock awards so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. Our options and stock awards are granted by the Compensation Committee at fair market value on a fixed date or event (such as the first regular meeting of the Board of Directors following an employee’s hire), with all required approvals obtained in advance of or on the actual grant date. All grants of options and stock awards to employees are made by the Compensation Committee.

Fair Market Value.    Fair market value has been consistently determined, as required by the EIP, as the share closing price on the NYSE on the grant date.

Compensation Recovery Policy.    In January 2011, the Compensation Committee recommended and the Company established a compensation recovery policy that affects incentive compensation paid to its designated executive officers. This policy requires that the Company recover from any current or former executive officer share-based incentive compensation (including stock awards) and cash bonuses in the case of our Chairman, former President and Chief Financial Officer, if the amount of such incentive compensation was based on subsequently discovered fraud or misconduct. In addition, in the case of a restatement of the Company’s financial statements (whether or not due to fraud or misconduct), the Company is required to recover the amount of share-based incentive compensation that was paid to its designated executive officers (and cash bonuses in the case of our Chairman, former President and Chief Financial Officer) in excess of what would have been paid based on the restated financial results. Many of our executive officers have stock awards which vest over time. And, as such, individual executive officers could face the forfeiture of some or all of these awards if compensation recovery was necessary. The Company will consider compensation for the three-year period preceding a restatement of its financial statements to determine the amount of compensation recovery, if any.

Stock awards made subsequent to July 2010 contain an agreement by the beneficiary of such award to such clawback provisions as are described in the immediately preceding paragraph. As of March 15, 2014, 45 of our senior executives and other employees held restricted stock awards subject to such provisions. The Company is awaiting final rulemaking by the SEC with respect to other policies that may affect a broader employee population with respect to clawback or reduction of cash bonuses with respect to years in which there are events that include fraud, misconduct, restatement of financial results or revaluation of owned assets resulting in losses by the Company in periods subsequent to the payment of cash bonuses and stock awards, although it will not hesitate to pursue such recourse in the case of employee fraud or misconduct.

Executive Deferred Compensation Plans.    The Executive Deferred Compensation Plan, or EDCP, was established with a dual purpose. The EDCP, together with its sister plan, the Deferred Incentive Plan, or DIP, are maintained to offer certain high-performing financial advisors bonuses which require a mandatory deferral subject to vesting provisions. The EDCP also provides for voluntary deferral of year-end bonuses by our senior executives, which deferral option may or may not be offered in a given year. These voluntary deferrals can be deferred on a tax-free basis until a specified future time and are not subject to vesting and we do not make contributions to the EDCP for the Named Executives and other senior level executives. A.G. Lowenthal has made voluntary deferrals into the EDCP in past years. The option to defer the year end compensation into the EDCP has not been offered since 2007, but may be reinstated in future years at the Company’s discretion. In addition, the Company is maintaining a legacy deferred compensation plan on behalf of certain employees (none of whom are Named Executives). Further description of the Company’s deferred compensation arrangements can be found in note 14 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013 which is available online at www.opco.com or in paper on request.

Stock Appreciation Rights.    The Company has awarded stock appreciation rights (“OARs”) to certain employees (none of whom are the Named Executives) as part of their compensation package based on a formula reflecting gross production, length of service and client assets. These awards are granted once per year in January with respect to the prior year’s production. The OARs vest five years from the grant date and are settled in cash on vesting. Further description of the OARs can be found in note 14 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013 which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com.

Benefits.    The Named Executives who are U.S.-based salaried employees participate in a variety of benefits designed to enable us to attract and retain our workforce in a competitive marketplace. We help ensure a productive and focused workforce through a healthcare program and our other benefits. Deferred compensation and 401(k) plans help employees, especially long-service employees, save and prepare financially for retirement. The Named Executives receive the same benefits as all full-time employees and no others beyond those described in this CD&A. Our qualified 401(k) Plan allowed employees to contribute up to $17,500 for 2013 plus an additional $5,000 for employees over age 50. Employees may continue to retain their 401(k) Plan account after they leave us so long as their account balance is $5,000 or more. Ms. Roberts, who was a Canadian-based salaried employee, only received health benefits prior to her retirement as an officer.

We do not sponsor a pension plan for our employees.

Perquisites.    We provide one perquisite to certain senior executives: A.G. Lowenthal has, and Ms. Roberts had, prior to her retirement as an officer, Company-paid parking arrangements. The primary purpose of these parking arrangements is to minimize distractions from the executive’s attention to important corporate matters. Perquisites are quantified in the “Summary Compensation Table” below and detailed in the “All Other Compensation Table” below.

We do not provide the Named Executives with any other perquisites, such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not provide loans to executive officers, other than margin loans in margin accounts with us in connection with the purchase of securities (including our securities), which margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability. See “Certain Relationships and Related Party Transactions” below.

Separation and Change in Control Arrangements.    Our Named Executives are not eligible for benefits and payments if employment terminates in a separation or if there is a change in control.

Chief Executive Officer Compensation

A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is paid an annual base salary set by the Compensation Committee, plus annual performance-based compensation under the Performance-Based Compensation Agreement and, at the discretion of the Compensation Committee, is eligible for additional bonuses and/or grants of stock options and restricted stock. Our Chief Executive Officer’s incentives are substantially all qualitative measures driving off the Company’s core business model and designed to bring executive incentives, performance and compensation into a close relationship.

On May 10, 2010, Class B Stockholders ratified the Company’s Performance-Based Compensation Agreement with A.G. Lowenthal, which was effective January 1, 2010. The purpose of the Performance-Based Compensation Agreement is to allow the Compensation Committee to set the annual terms under which Mr. Lowenthal’s annual performance-based compensation is to be calculated during the term thereof. A.G. Lowenthal’s role in determining our success or failure has a very significant bearing on our ultimate results and financial condition because of the nature of his responsibilities as Chief Executive Officer. Therefore, the Compensation Committee has determined that a high proportion of his annual compensation should be subject to variability on both the upside and the downside to reflect our Company’s results.

The Performance-Based Compensation Agreement includes a limitation on the maximum performance award available to A.G. Lowenthal in any single year for which it is effective. The Compensation Committee may also set a “cap” on A.G. Lowenthal’s total performance award under the Performance-Based Compensation Agreement which can be less than the maximum of $7.5 million under the Performance-Based Compensation Agreement. In March 2013, the Compensation Committee established performance goals under the Performance-Based Compensation

Agreement entitling Mr. Lowenthal to a Performance Award under the Performance-Based Compensation Agreement for the year 2013 of an aggregate of up to $5 million unless targets established in clauses (c), (e) and/or (f) below are achieved, in which case the maximum is $7.5 million.

The performance award established by the Compensation Committee was determined by the application of a formula based on the following components (as defined in the annual Compensation Committee resolution establishing the CEO performance award for 2013): (a) an amount equal to 3% of the amount by which our total revenue less interest income for the year ended December 31, 2013 exceeds $925 million; plus (b) (i) $1 million if consolidated profit before income taxes (as defined) for the year ended December 31, 2013 is equal to $24 million or more; plus (ii) 8% of the amount by which consolidated profit before income tax (as defined) for the year ended December 31, 2013 is greater than $24 million and less than $31.5 million; plus (iii) 4% of the amount by which consolidated profit before income tax (as defined) for the year ended December 31, 2013 is greater than $31.5 million; plus (c) an amount equal to $1.2 million times the difference between 63% and any lesser percentage of compensation cost (as defined) as a percentage of total revenue less interest income for the year ended December 31, 2013; plus (d) an amount related to Annual Total Stockholder Return which shall be equal to the product of (i) the difference between the closing market price of one share of the Company’s Class A non-voting common stock on December 31, 2013 and $17.27 plus the amount of all dividends paid on one share of the Company’s Class A non-voting common stock during 2013, divided by (ii) $17.27 and that result multiplied by $1,727,000, but in no event to exceed $500,000; plus (e) (i) $1 million if profit before income taxes for the Company’s capital markets segment exceeds $0 for the year ended December 31, 2013 plus (ii) $250,000 if the Company’s assets under administration increase by $3.0 billion for the year ending December 31, 2013; plus (f) (i) $250,000 if pre-tax return on stockholders’ equity (as defined) for the year ended December 31, 2013 equals or exceeds 8.3% plus (ii) $100,000 for each half-percent (or portion thereof) by which pre-tax return on stockholders’ equity (as defined) for the year ended December 31, 2013 exceeds 8.3%. The application of the 2013 formula as set out above produced a performance award of $5.4 million for fiscal 2013, of which A.G. Lowenthal received $2.5 million in cash.

In view of overall corporate performance during 2013, and the Performance-Based Award noted above, the Compensation Committee awarded A.G. Lowenthal a stock award of 124,000 shares of Class A Stock on January 29, 2014, based on that day’s closing price of the Class A Stock on the NYSE of $23.49. The award, which vests on January 28, 2017, is subject to A.G. Lowenthal being continuously employed by the Company until that date or death, if earlier. This stock award together with the cash award that A.G. Lowenthal received pursuant to the Performance-Based Compensation Agreement for 2013 approximately equals the $5.4 million performance award for fiscal 2013.

In March 2014, the Compensation Committee continued A.G. Lowenthal’s base salary for 2014 at $500,000, unchanged from 2013.

U.S. Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction for annual compensation (other than compensation that qualifies as performance-based compensation within the meaning of Section 162(m)) in excess of $1 million paid to our Chief Executive Officer and our two other most highly compensated executive officers whose compensation is required to be disclosed in this proxy statement. The Performance-Based Compensation Agreement for the Chief Executive Officer was ratified and approved by the Class B Stockholders so that it would satisfy the requirements for performance-based compensation.

To the extent consistent with our general compensation objectives, the Compensation Committee considers the potential effect of Section 162(m) on compensation paid to our executive officers. However, the Compensation Committee reserves the right to award and recommend the awarding of non-deductible compensation in any circumstances it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts to qualify, that the compensation paid by us to our executive officers will in fact satisfy the requirements for the exemption from the Section 162(m) deduction limit.

SUMMARY COMPENSATION TABLE

For the Year Ended December 31, 2013

The following table sets forth the total annual compensation paid or accrued by us to or for the account of our Chief Executive Officer, our President and Treasurer (until her retirement on March 28, 2013) and our Chief Financial Officer, for the three years ended December 31, 2013, our only executive officers whose total cash compensation exceeded $100,000 for the year ended December 31, 2013. In an effort to provide more complete disclosure, the table also lists the next two most highly paid executive officers of our principal subsidiary, Oppenheimer & Co. Inc., whose total cash compensation for the year ended December 31, 2013 exceeded $100,000. The two executive officers of Oppenheimer & Co. Inc. appearing in the table below are not officers of Oppenheimer Holdings Inc., and they do not perform policy making functions for Oppenheimer Holdings Inc.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation		Charge in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)(1)		(e)(2)		(f)(2)	(g)(1)		(h)(3)	(i)(5)		(j)
A. G. Lowenthal Chairman, CEO and Director of the Company and Oppenheimer & Co. Inc.	2013 2012 2011	$ $ $	500,000 500,000 500,000		— — —	$ $ $	1,668,535 900,375 942,800	— — —	$ $ $	2,500,000 500,000 nil	— — —	$ $ $	5,750 5,700 5,700	$ $ $	4,674,285 1,906,125 1,448,550
E. K. Roberts President, Director of the Company and Oppenheimer & Co. Inc. and Treasurer of the Company and Oppenheimer & Co. Inc. until March 28, 2013 (4)	2013 2012 2011	$ $ $	56,250 225,000 225,000	$ $	— 225,000 195,000	$ $	— 52,850 235,700	— — —		— — —	— — —	$ $ $	750 3,000 2,700	$ $ $	57,000 505,850 658,400
J. Alfano CFO of the Company since May 2011 and Executive Vice-President and CFO of Oppenheimer & Co. Inc.	2013 2012 2011	$ $ $	275,000 275,000 275,000	$ $ $	725,000 500,000 550,000	$ $ $	126,160 75,500 235,700	— — —		— — —	— — —		— — —	$ $ $	1,126,160 850,500 1,060,700
R.S. Lowenthal Director of the Company and Senior Managing Director and Head of Oppenheimer & Co. Inc.’s Income business	2013 2012 2011	$ $ $	200,000 200,000 200,000	$ $ $	2,150,000 1,877,250 1,795,000	$ $ $	134,045 52,850 176,775	— — —		— — —	— — —	$ $ $	17,761 11,843 30,685	$ $ $	2,501,806 2,141,943 2,202,460
R. Okin Executive Vice-President, Oppenheimer & Co. Inc.	2013 2012 2011	$ $ $	200,000 200,000 200,000	$ $ $	875,000 600,000 700,000	$ $ $	134,045 75,500 235,700	— — —		— — —	— — —	$ $	— 5,750 5,750	$ $ $	1,209,045 881,250 1,141,450

Notes to Summary Compensation Table:

(1)	The Bonus and Non-Equity Incentive Plan Compensation amounts are not reduced by the Named Executive’s election, if any, to defer receipt of bonuses into the EDCP or an election to convert a portion of his or her bonus into the purchase of Class A Stock. None of these conditions applied in 2013.

(2)	The values of stock options (granted under the EIP) and stock awards (granted under the ESP or EIP) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 14 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013 which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. Details of stock options and stock awards held by the Named Executives appear in the “Outstanding Equity Awards Table” and notes thereto appearing below. Awards granted in January of any given year reflect the performance of the Named Executive for the prior year. Future awards will be granted under the 2014 Plan (see Matter 3).

(3)	We have a nonqualified deferred compensation plan into which senior executives, including the U.S. Named Executives, could elect to defer some or all of their year-end bonuses. No above-market earnings were recorded. Details about the earnings from the EDCP appear below in the “Nonqualified Deferred Compensation Table.”

(4)	Ms. Roberts retired from active employment with the Company on March 28, 2013. She continued to serve on the Company’s board of directors in 2013. Her employment-related compensation is presented here. Her directors’ fees and related remuneration are presented on page 18 in the 2013 Director Compensation Table.

(5)	See the chart below— “All Other Compensation Table”—for a description of the amounts appearing in column (i). All other compensation includes perquisites and commission income.

All Other Compensation Table For the Year Ended December 31, 2013

	Parking	Commission
	(a)	(b)
A.G. Lowenthal	$5,750	$—
E.K. Roberts	$750	$—
J. Alfano	$—	$—
R.S. Lowenthal	$—	$17,761
R. Okin	$—	$—

Notes to All Other Compensation Table:

(a)	We have one parking space at 85 Broad Street, New York, NY which is included in the terms of the lease for the head-office premises. A.G. Lowenthal uses this space. The cost ascribed to the parking spaces reflects current commercial terms. Ms. Roberts was provided with a parking space at 20 Eglinton Avenue West, Toronto, Ontario until March 28, 2013, the effective date of her retirement.

(b)	R.S. Lowenthal earned commission income in the course of his business activities.

Grants of Plan-Based Awards Table For the Year Ended December 31, 2013

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
A.G. Lowenthal (1)	3/28/2013	—	—	$7.50 million	—	—
A.G. Lowenthal	1/23/13	—	—	—	105,470	$1,668,535

Notes to Grants of Plan-Based Awards Table:

(1)	Mr. Lowenthal’s compensation is subject to a Performance-Based Compensation Agreement effective January 1, 2010 under which the Compensation Committee may establish annual limits not to exceed $10 million. The Performance-Based Compensation Agreement covers years through December 31, 2014. Under the formula established on March 28, 2013, A.G. Lowenthal earned $2,500,000 in cash for fiscal 2013 and that is reflected in A.G. Lowenthal’s non-equity incentive plan compensation reported for fiscal 2013 in column (g) of the “Summary Compensation Table.” Also see “Chief Executive Officer Compensation” above.

Outstanding Equity Awards Table As of December 31, 2013

Name	Number of Securities Underlying Unsearched Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (8)		Equity Incentive Plan Awards Number of Unearned Shares or Units or Other Rights That Have Not vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h) (5)		(i)	(j)
A.G. Lowenthal	—	—	—	—	—	75,000	(1)		$1,858,500	—	—
	— — — —	— — — —	— — — —	— — — —	— — — —	100,000 40,000 52,500 105,470	(2) (3) (4) (6)	$ $ $ $	2,478,000 991,200 1,300,950 2,613,547	— — — —	— — — —
E.K. Roberts	—	—	—	—	—	10,000	(1)		$247,800	—	—
	— — —	— — —	— — —	— — —	— — —	5,000 10,000 3,500	(2) (3) (5)	$ $ $	123,900 247,800 86,730	— — —	— — —
J. Alfano	—	—	—	—	—	10,000	(1)		$247,800	—	—
	— — — —	— — — —	— — — —	— — — —	— — — —	10,000 10,000 5,000 8,000	(2) (3) (5) (7)	$ $ $ $	247,800 247,800 123,900 198,240	— — — —	— — — —
R.S. Lowenthal	—	—	—	—	—	7,500	(1)		$185,850	—	—
	— — —	— — —	— — —	— — —	— — —	7,500 3,500 8,500	(3) (5) (7)	$ $ $	185,850 86,730 210,630	— — —	— — —
R. Okin	—	—	—	—	—	5,000	(2)		$123,900	—	—
	— — —	— — —	— — —	— — —	— — —	10,000 5,000 8,500	(3) (5) (7)	$ $ $	247,800 123,900 210,630	— — —	— — —

Notes to Outstanding Equity Awards Table:

(1)	Stock awards to the Named Executives were granted on February 25, 2009 and vest on February 24, 2014, subject to the individuals being employed by the Company on the vesting date.

(2)	Stock awards to the Named Executives were granted on January 28, 2010 and vest on January 17, 2015, subject to the individuals being employed by the Company on the vesting date.

(3)	Stock awards to the Named Executives were granted on January 27, 2011 and vest on February 10, 2016, subject to the individuals being employed by the Company on the vesting date.

(4)	Stock awards to the Named Executives were granted on January 25, 2012 and vest on February 10, 2017, subject to the individuals being employed by the Company on the vesting date.

(5)	Stock awards to the Named Executives were granted on February 23, 2012 and vest on February 22, 2017, subject to the individuals being employed by the Company on the vesting date.

(6)	Stock awards to the Named Executives were granted on January 23, 2013 and vest on January 22, 2016, subject to the individuals being employed by the Company on the vesting date.

(7)	Stock awards to the Named Executives were granted on February 25, 2013 and vest on February 24, 2018, subject to the individuals being employed by the Company on the vesting date.

(8)	The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2013 of $24.78.

On January 29, 2014, we awarded 124,000 shares of restricted Class A Stock to A.G. Lowenthal which vest on January 28, 2017 and 11,800 to the Named Executives (other than Mr. Lowenthal) which vest on January 28, 2019.

Options Exercised and Stock Vested For the Year Ended December 31, 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
A. G. Lowenthal	—	—	—	—
E. K. Roberts	—	—	—	—
J. Alfano	—	—	—	—
R.S. Lowenthal	—	—	—	—
R. Okin	—	—	—	—

Nonqualified Deferred Compensation Table For the Year Ended December 31, 2013

Name	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($)	Aggregate Earnings (loss) in 2013 ($)	Aggregate Balance at 12/31/13 ($)
(a)	(b)	(c) (2)	(d)(2)	(e)(2)
A. G. Lowenthal (1)	$—	—	$1,741,832	$11,533,696
E. K. Roberts	$—	—	—	—
J. Alfano	$—	—	—	—
R.S. Lowenthal	$—	—	—	—
R. Okin	$—	—	—	—

Notes to Nonqualified Deferred Compensation Table:

(1)	The Named Executives did not make a contribution in 2013 to our Nonqualified Deferred Compensation Plan.

(2)	We do not make contributions to the EDCP with respect to the voluntary deferrals. The aggregate balances shown in column (e) of the table above represent amounts that the Named Executives earned as year-end bonuses but elected to defer (included as part of the amount in column (g), if any, of the Summary Compensation Table above), plus earnings (or losses). Such earnings (or losses) for fiscal 2013 are reflected in column (d) of the Nonqualified Deferred Compensation Table represents appreciation based on investments selected by the Named Executives. Account balances are invested in phantom investments selected by the Named Executives from a menu of deemed investment choices. Participants may change their deemed investment choices quarterly. When participants elect to defer amounts into the EDCP, they also elect when the amounts will ultimately be paid out to them. Distributions may either be made in a specific future year or at a time that begins after retirement. In accordance with Section 409A of the Code, in general, distribution schedules cannot be accelerated (other than for hardship) and, to delay distribution, the participant must make such an election at least one year before distribution would otherwise have commenced and the new distribution must be delayed a minimum of five years after distribution would have initially begun. The deferred amount is a liability of the Company and subject to the risks of the business.

Realized pay for fiscal 2013

To supplement the SEC required disclosure in the Summary Compensation Table set forth on page 43 we have included the following additional table which shows the total compensation actually realized by each Named Executive for fiscal 2013.

The Company believes that this table is useful to stockholders as it reflects the compensation actually realized for 2013 by the Named Executives. The Summary Compensation table, as calculated under SEC rules, includes several items that are driven by accounting, actuarial and timing assumptions, which are not necessarily reflective of compensation actually realized by an executive in any particular reporting year.

Our Company’s pay practices are not well reflected in these SEC-mandated tables, because we used long-term (3 to 5 year cliff-vesting) stock awards to recognize and reward executive performance accomplishments beyond their annual cash bonuses (but typically within their performance matrices, where we use them), to ensure a strong relationship between our senior executive’s ongoing performance and ongoing stockholder value creation. In the Summary Compensation Table, these stock awards are part of Total Compensation in the year of the award and are valued on the award date, even though they typically cliff-vest 3 to 5 years after the award date and will be valued at vesting at the then market price of our stock.

Realized pay for salary, bonus/non-equity incentive plan compensation and stock awards for fiscal 2013 was equal to 64% of the values shown in the Summary Compensation Table for our Chief Executive Officer and between 89% and 99% for our other Named Executives. The table below shows realized compensation for fiscal 2013 for each Named Executive.

Realized Pay for Fiscal 2013 Table

	Salary	Bonus	Vested Stock Awards	Vested Stock Options	Non-Equity Incentive Plan Compensation	Total	% of Reported
A.G. Lowenthal	$500,000	—	—	—	$2,500,000	$3,000,000	64%
E.K. Roberts	$56,250	—	—	—	—	$56,250	99%
J. Alfano	$275,000	$725,000	—	—	—	$1,000,000	89%
R.S. Lowenthal	$200,000	$2,150,000				$2,350,000	95%
R. Okin	$200,000	$875,000	—	—	—	$1,075,000	90%

Notes to Realized Pay for 2013 Table

(1)	Reflects amounts earned based on fiscal 20l3 performance.

(2)	Reflects the aggregate value of stock awards and stock options that vested during fiscal 20l3. The value of vested stock awards is calculated by multiplying the number of shares vested by the closing price of our Class A non-voting common stock on the vesting date.

(3)	Represents the percentage of Total Compensation in the Realized Pay for Fiscal 2013 Table to Total Compensation (column j) in the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

None of the Named Executives (nor any other senior executives or employees) have arrangements with us which would result in potential payments upon termination or which would result in potential payments upon a change-in-control.

Compensation Policies and Risk

The Compensation Committee, the Board as a whole and senior management believe that the Company’s compensation policies and practices are not likely to have a material adverse effect on the Company. The Company is necessarily in the business of taking risks to facilitate its customer-oriented businesses and certain proprietary trading activities. As a result, there is no assurance that the Company will not sustain trading or other losses in pursuing its businesses. However, in that context, we believe our compensation policies, together with our control systems and risk management procedures, generally act as mitigation against, rather than an encouragement of, employees taking excessive risk exposure with firm capital.

A substantial portion of the Company’s incentive compensation practices are related to employees situated in departments who do not create firm financial risk in conducting their advisory-style businesses. Other commitment and underwriting-related activities (which do involve firm-level risk) are regularly monitored by the firm’s Commitment Committee, and such risks are further mitigated by the practice of paying modest salaries and year-end-only bonuses to the managers and employees in these activities.

For groups in the firm which do take frequent firm risk positions in conducting their businesses, the Company employs various risk controls, trading reserves and compensation holdback policies which are designed to protect the firm against excessive risk-taking with firm capital. These include generally conservative position limits, monthly and quarterly compensation hold-back and/or charge-backs as well as year-end carry-over policies for groups that are compensated on monthly or quarterly intervals. In addition, for some trading groups, mark-down policies are imposed that are designed to prevent holding stale or unsalable inventories; and for others, compensation accrual at settlement date rather than trade date is utilized where appropriate. We also employ strict price monitoring policies for reviewing trading positions and the monitoring of all such prices by a group reporting directly to the Chief Financial Officer outside the control of interested individual department heads.

Our senior department managers in areas which place firm capital at risk are paid salaries and year-end-only bonuses from the aggregate results of their departments, a mitigating factor against excessive risk-taking within their areas of responsibility. We also have a substantial mitigating effect against excessive risk-taking by our employees due to our Chief Executive Officer’s incentive compensation arrangement which is annual, includes diverse criteria for any incentive payments and includes a cap on any earned incentive payment amount.

Our Compensation and Audit Committees coordinate their activities and oversight where compensation and risk activities intersect and, since February 2009, the Board has conducted ongoing risk-oriented reviews of firm operating units presented by management concurrently with most Audit Committee meetings.

Security Ownership of Certain Beneficial Owners and Management

Our authorized capital includes 99,680 shares of Class B Stock, all of which are issued and outstanding, and 50,000,000 of shares of Class A Stock, of which 13,501,626 shares of Class A Stock were issued and outstanding, and 50,000,000 shares of Preferred Stock, none of which were outstanding as of March 15, 2014.

The following table sets forth certain information regarding the beneficial ownership of each class of our stock as of March 15, 2014 with respect to (i) each person known by us to beneficially own, or exercise control or discretion over, more than 5% (except as otherwise indicated) of any class of our stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers named in the “Summary Compensation Table” set forth herein and (iv) our directors, nominees for director and executive officers as a group. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Oppenheimer Holdings Inc., 85 Broad Street, New York, NY 10004.

For purposes of the table, beneficial ownership is determined pursuant to Rule l3d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of stock which such person or group has the right to acquire within 60 days after March 15, 2014. The percentage of shares deemed outstanding is based on 13,501,626 shares of Class A Stock and 99,680 shares of Class B Stock outstanding as of March 15, 2014. In addition, for purposes of computing the percentage of Class A Stock owned by each person, the percentage includes all Class A Stock issuable upon the exercise of outstanding options held by such persons within 60 days after March 15, 2014.

There are no outstanding rights to acquire beneficial ownership of any Class B Stock.

	Class A Stock		Class B Stock
Name of Beneficial Owner	Shares	%	Shares	%
GMT Capital Corp. (1)	936,541	6.9%	—	—
Mackenzie Financial Corporation (2)	803,919	5.9%	—	—
Executive Officers, Directors, and Others
A.G. Lowenthal (3) (7)	2,880,759	21.3%	96,073	96.4%
J. Alfano (4)	39,062	*	60	*
R. Crystal (5)	17,062	*	—	—
W. Ehrhardt (6)	14,012	*	—	—
M. Goldfarb	—	*	—	—
M.A.M. Keehner (6)	14,012	*	—	—
R. S. Lowenthal (7)	30,765	*	140	*
K.W. McArthur (8)	73,713	*	—	—
R. Okin (9)	71,542	*	—	—
A.W. Oughtred (4)	8,563	*	—	—
E.K. Roberts (4)	189,940	1.4%	120	*
Executive Officers and Directors and Nominees as a group (11 persons)	3,339,303	24.7%	96,273	96.6%

*	Less than 1%
(l)

Based solely-on a Schedule 13G/A filed with the SEC on February 18, 2014 by: Bay Resource Partners, L.P. (“Bay”), Bay II Resource Partners, L.P. (“Bay II”), Bay Resource Partners Offshore Master Fund, Ltd. (“Offshore Fund”), GMT Capital Corp. (“GMT Capital”) and Thomas E. Claugus. Bay has shared voting and dispositive power with respect to 163,700 shares of Class A Stock. Bay II has shared voting and dispositive power with respect to 163,300 shares of Class A Stock. Offshore Master Fund has shared voting and dispositive power with respect to 338,278 shares of Class A Stock. GMT Capital has shared voting and dispositive power with respect to 684,848 shares of Class A Stock.

Mr. Claugus has shared voting and dispositive power with respect to 781,278 shares of Class A Stock and sole voting and dispositive power with respect to an additional 20,000 shares of Class A Stock. GMT Capital, the general partner of Bay and Bay II, has the power to direct the affairs of Bay and Bay II, including the voting and disposition of Class A Stock. As the discretionary investment manager of the Offshore Fund and certain other accounts, GMT Capital has power to direct the voting and disposition of Class A Stock held by the Offshore Fund and such accounts. Mr. Claugus is the President of GMT Capital and in that capacity directs the operations of each of Bay and Bay II and the voting and disposition of Class A Stock held by the Offshore Fund and separate client accounts managed by GMT Capital. The address of the business office of each of the above entities is 2300 Windy Ridge Parkway, Suite 550 South, Atlanta, GA 30339.

(2)	Based solely on a Schedule 13D filed with the SEC on January 15, 2009 by Mackenzie Financial Corporation (“MFC”), all such Class A Stock is beneficially owned by MFC, a Canadian corporation. MFC has sole voting power and sole dispositive power of all such Class A Stock. The address of MFC is 180 Queen Street West, Toronto, Ontario, Canada M5V 3Kl.

(3)	With respect to the Class A Stock, A.G. Lowenthal is the sole general partner of Phase II Financial L.P., a New York limited partnership, which is the record holder of 2,866,490 shares of Class A Stock. Mr. Lowenthal holds 12,903 shares of Class A Stock through the Oppenheimer 401(k) Plan, and 1,366 shares of Class A Stock directly. With respect to the Class B Stock, Phase II Financial Inc., a Delaware corporation wholly-owned by Mr. Lowenthal, is the holder of record of all such shares.

(4)	Stock is held directly.

(5)	Mr. Crystal owns 7,062 shares of Class A Stock directly and 10,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the ElP.

(6)	Both Mr. Ehrhardt and Mr. Keehner own 7,762 shares of Class A Stock directly and 6,250 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(7)	R.S. Lowenthal owns 27,534 shares of Class A Stock directly and 3,231 shares of Class A Stock through the Oppenheimer 401(k) Plan. R.S. Lowenthal owns 303,357 shares of Class A Stock indirectly through Phase II Financial LP, 174,000 shares of Class A Stock indirectly through the R.S. Lowenthal Family Trust and 150,000 shares of Class A Stock indirectly through the A.R. Lowenthal Family Trust. R.S. Lowenthal is a limited partner in Phase II Financial LP and the aforementioned trusts (which are included in the total number of shares of Class A Stock reported by A.G. Lowenthal in (3) above).

(8)	Mr. McArthur owns 41,763 shares of Class A Stock directly, 25,700 shares of Class A Stock are held through Shurway Capital and 6,250 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(9)	Mr. Okin owns 70,753 shares of Class A Stock directly and 789 shares of Class A Stock through the Oppenheimer 401(k) Plan.

There are no arrangements, known to us, the operation of which may at a subsequent date result in a change of control of our Company.

All shares of Class A Stock authorized under the EIP and ESP have been approved by the Class B Stockholders. The 2014 Plan (and the shares issuable thereunder) will be considered at the Meeting (see Matter 3). Descriptions of the 2006 Equity Incentive Plan and the Employee Share Plan appear in note 14 of our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report to on Form 10-K for the year ended December 31, 2013 which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com.

Class A Stock authorized (or to be authorized in the case of the 2014 Plan) for issuance under such share-based plans as of March 15, 2014 is as follows:

Plan	Number of shares of Class A Stock to be issued upon exercise of outstanding options or upon vesting of restricted stock or stock awards	Weighted average exercise price of outstanding awards	Number of shares of Class A Stock remaining available for future issuance
2006 Equity Incentive Plan	213,987	$21.44	Nil
Employee Share Plan	1,196,595	$24.18	Nil
2014 Incentive Plan (See Matter 3)	27,500	$26.12	849,790

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. We are required to report in this proxy statement any failure of our directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during or for the preceding fiscal year (or, to the extent not previously disclosed, any prior fiscal year).

To our knowledge, based solely on review of copies of such reports furnished to us during and for the fiscal year ended December 31, 2013 and representations made to us by such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with, with the exception of Mr. Goldfarb and Mr. R.S. Lowenthal who were late filing Form 3 and Mr. A.G. Lowenthal who was late filing Form 5. All other Section 16(a) filing requirements are currently up to date.

Stock Buy-Back

On October 7, 2011, the Company announced its intention to purchase up to 675,000 shares of its Class A non-voting common stock in compliance with the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission and the terms of its senior secured debt. The 675,000 shares represented approximately 5% of its then 13,572,265 issued and outstanding shares of Class A non-voting common stock. Any such purchases will be made by the Company in the open market at the prevailing open market price using cash on hand. All shares purchased will be cancelled. The repurchase program is expected to continue indefinitely. The repurchase program does not obligate the Company to repurchase any dollar amount or number of Class A non-voting common shares. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice. In 2013, the Company purchased and cancelled 208,578 shares of its Class A non-voting common stock for total consideration of $3.6 million ($18.07 per share).

Certain Relationships and Related Party Transactions

Indebtedness of Directors and Executive Officers

The following sets out information with respect to the aggregate indebtedness of our directors and executive officers under securities purchase and other programs. On December 31, 2013 and since that date, none of our directors and the executive officers were or have been indebted to us, except as follows:

Indebtedness of Directors and Executive Officers Under (I) Securities Purchase And (2) Other Programs

Name and Principal Position	Involvement of Company or Subsidiary	Largest Amount Outstanding During 2013 ($)		Amount Outstanding as at March 15, 2014 ($)		Financially Assisted Securities Purchases During 2013 (#)	Security for Indebtedness	Amount Forgiven During 2013 ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)
Securities Purchase Programs
N/A
Other Programs
A.G.Lowenthal	Oppenheimer Margin Account	$	nil	$	nil	—	Margined securities	—
R.S.Lowenthal	Oppenheimer Margin Account	$	nil	$	nil	—	Margined securities	—
R. Okin	Oppenheimer Margin Account	$	nil	$	nil	—	Margined securities	—

During the year 2013, certain of our directors, executive officers and senior officers of Oppenheimer & Co., our subsidiary, maintained margin accounts with Oppenheimer & Co. in connection with the purchase of securities (including our securities). These margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability.

Other Relationships and Transactions

R.S. Lowenthal, the son of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is Senior Managing Director and Head of Oppenheimer & Co.‘s Fixed Income business and is compensated pursuant to a formula adopted to compensate employees of our Fixed Income department based on the performance of the department. R.S. Lowenthal was paid less than the formula dictated. R.S. Lowenthal became a Director in May 2013. Andrew Crystal, the brother of R. Crystal, one of our Directors, the first cousin of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer and the second cousin of R.S. Lowenthal, a Director, is an Oppenheimer & Co. financial advisor and is compensated on the same basis as other Oppenheimer & Co. financial advisors.

Our Code of Conduct and Business Ethics for Directors, Officers and Employees contains prohibitions and restrictions on our directors, executive officers and other employees from entering into or becoming involved in situations which could give rise to conflicts of interest with us. Our directors, senior executives and employees and our subsidiaries are required to avoid investments or other interests and associations that interfere, might interfere or might be perceived to interfere, with the independent exercise of judgment in our best interests.

Our directors, senior executives and employees may not advance their personal interests at our expense nor may they personally take or benefit from opportunities arising from their employment with us.

STOCKHOLDER PROPOSALS

The DGCL, which governs our Company, provides that certain registered or beneficial holders of shares entitled to vote at a meeting of stockholders may, in accordance with the provisions of the DGCL, submit a notice to us of a proposal that the holder wishes to be considered by the stockholders entitled to vote at a meeting of stockholders. In order for any stockholder proposal to be included in the proxy statement for the next annual meeting of stockholders of the Company following the Meeting, the proposal must be submitted to the Company at its office at 85 Broad Street, New York, NY 10004 (Attention: Secretary) prior to February 2, 2015.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Holders of Class A and Class B Stock or other interested parties may communicate with the Board of Directors, including the Lead Director or our independent directors as a group, including to request copies of our Annual Report on Form 10-K for the year ended December 31, 2013, which includes our financial statements and management’s discussion and analysis, by e-mail to info@opco.com (Attention: Board of Directors) or by mail to:

Oppenheimer Holdings Inc.

Board of Directors

c/o Secretary

85 Broad Street

New York, NY 10004

All such correspondence will be forwarded to the Lead Director or to any individual director or directors to whom the communication is or are directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate. Our Secretary has the authority to discard or disregard inappropriate communications or to take other reasonable actions with respect to any such inappropriate communications.

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Report on Form l0-K for the year ended December 31, 2013 also serves as our 2013 Annual Report to Stockholders. It is available to view and print on-line on our website at www.opco.com on the Investor Relations page. A stockholder who wants to receive a paper or email copy of our Annual Report on Form 10-K for the year ended December 31, 2013 must request one. The report is available, without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. Exhibits will be provided upon request and payment of a reasonable fee.

You may read and copy our reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of our reports, proxy statement and other information by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Oppenheimer Holdings Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

Additional information relating to us is available on our website at www.opco.com.

You should rely only on the information contained in this proxy statement to vote on the proposals set forth herein. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 26, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than March 15, 2014, and neither the availability of this proxy statement via the Internet nor the mailing of this proxy statement to stockholders shall create any implication to the contrary.

OTHER INFORMATION

Our Board of Directors is aware of no other matters, except for those incident to the conduct of the Meeting, that are to be presented to Class B Stockholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By Order of the Board of Directors,

Dennis P. McNamara,

Secretary

March 26, 2014

EXHIBIT A

OPPENHEIMER HOLDINGS INC.

2014 INCENTIVE PLAN

(Effective February 26, 2014)

OPPENHEIMER HOLDINGS INC.

2014 INCENTIVE PLAN

(Effective February 26, 2014)

ARTICLE I

PURPOSE

The purpose of the Oppenheimer Holdings Inc. 2014 Incentive Plan (Effective February 26, 2014) (the “Plan”) is to enhance the profitability and value of Oppenheimer Holdings Inc. (the “Company”) for the benefit of its stockholders by enabling the Company to offer employees and non-employee directors of the Company and its Affiliates (as defined below), additional compensation incentives for high levels of performance and productivity, and align the interests of such employees and non-employee directors with those of the stockholders of the Company. The Plan is effective as of the Effective Date (as defined below), subject to the approval of the Plan by the Company’s Class B stockholders within 12 months of the Effective Date in accordance with Section 422 of the Code (as defined below).

From and after the Effective Date, the Plan shall replace and supersede each of the Prior Plans (as defined below), and no additional awards shall be made under the Prior Plans, although outstanding awards previously made under the Prior Plans shall continue to be governed by the terms of the applicable Prior Plan. Shares that are subject to outstanding awards under the Prior Plans that expire, are forfeited or otherwise terminate unexercised may be subjected to new Awards (as defined below) under the Plan as provided in Article IV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1. “2005 ESP” shall have the meaning set forth in Article XV.

2.2. “2006 Plan” shall have the meaning set forth in Article XV.

2.3. “Acquisition Event” shall mean a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.4. “Affiliate” shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.5. “Appreciation Award” shall mean any Award under the Plan of any Stock Option or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of the Common Stock in excess of an amount equal to at least the Fair Market Value of a share of the Common Stock on the date such Other Stock-Based Award is granted.

2.6. “Award” shall mean any award of Stock Options, Restricted Stock, Other Stock-Based Awards or Performance-Based Cash Award granted under the Plan on or after the Effective Date. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or, in the discretion of the Committee, a grant letter from the Company.

2.7. “Board” shall mean the Board of Directors of the Company.

2.8. “Cause” shall mean, with respect to a Participant’s Termination (unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee), any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the Participant in connection with his or her duties, (ii) continuing refusal by a Participant to perform his or her duties under any lawful direction of his or her supervisor or the Board after notice of any such refusal to perform such duties or direction was given to such Participant, (iii) any willful and material breach of fiduciary duty owing to the Company or its Affiliates by the Participant, (iv) the Participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its Affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) the Participant’s on-duty intoxication or confirmed positive illegal drug test result.

2.9. “Change in Control” shall have the meaning set forth in Article XI.

2.10. “Change in Control Price” shall have the meaning set forth in Article XI.

2.11. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.12. “Committee” shall mean (a) with respect to the application of the Plan to Eligible Employees and consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) as applicable, an “independent director” as defined under the NYSE Listed Company Manual Rule 303A.02 or other applicable stock exchange rules; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

2.13. “Common Stock” shall mean, subject to Article IV hereof, the Class A non-voting common stock, $0.001 par value per share, of the Company.

2.14. “Company” shall mean Oppenheimer Holdings Inc. and any successors and assigns.

2.15. “Disability” shall mean, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.16. “Effective Date” shall have the meaning set forth in Article XV.

2.17. “Eligible Employees” shall mean each employee of the Company and its Affiliates who is eligible pursuant to Article V to be granted Awards under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean each employee of the Company and its Subsidiaries who is eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

2.18. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

2.19. “Exercisable Awards” shall mean any Award under the Plan of any Stock Option and any Other Stock Based Award that provides for a Participant-elected exercise.

2.20. “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, (a) the closing price per share of the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. Notwithstanding the foregoing, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such closing price does not properly reflect the fair market value of a share of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of a share of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

2.21. “Incentive Stock Option” shall mean any Stock Option awarded to an Eligible Employee under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22. “Individual Target Award” shall have the meaning set forth in Section 9.1.

2.23. “Non-Employee Director” shall mean a director of the Company or any of its Affiliates who is not an active employee of the Company or an Affiliate.

2.24. “Non-Qualified Stock Option” shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.25. “Other Stock-Based Award” shall mean an Award under Article VIII of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.26. “Participant” shall mean an Eligible Employee or Non-Employee Director to whom an Award has been made pursuant to the Plan.

2.27. “Performance-Based Cash Award” shall mean a cash Award under Article IX that is payable or otherwise based on the attainment of certain pre-established Performance Goals during a Performance Period.

2.28. “Performance Goal” shall mean the performance goals described on Exhibit A. Notwithstanding anything herein to the contrary, the Committee may establish the same or different Performance Goals for any one or more types of Awards granted under the Plan (whether granted alone, in addition to or in tandem with other Awards).

2.29. “Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of Performance Goals is measured.

2.30. “Performance Share” shall mean an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.31. “Performance Unit” shall mean an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

2.32. “Person” shall mean any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.33. “Prior Plans” shall have the meaning set forth in Article XV.

2.34. “Restricted Stock” shall mean an award of Common Stock that is subject to Article VII.

2.35. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.36. “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.

2.37. “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.38. “Section 409A of the Code” shall mean the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.39. “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.40. “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees or Non-Employee Directors pursuant to Article VI.

2.41. “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.42. “Ten Percent Stockholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries.

2.43. “Termination” shall mean a Termination of Directorship or Termination of Employment, as applicable.

2.44. “Termination of Directorship” shall mean, subject to the next sentence, with respect to a Non-Employee Director, that the Non-Employee Director is no longer serving as a director of the Company or an Affiliate. In the event that a Non-Employee Director becomes an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole and absolute discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Eligible Employee or a Non-Employee Director. The Committee may otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.45. “Termination of Employment” shall mean, subject to the next sentence: (a) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and/or its Affiliates; or (b) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole and absolute discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a consultant or a Non-Employee Director. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.46. “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE III

ADMINISTRATION

3.1. The Committee.

The Plan shall be administered and interpreted by the Committee.

3.2. Awards.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to Eligible Employees and Non-Employee Directors. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees and Non-Employee Directors;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole and absolute discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

(f) to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees or Non-Employee Directors in order to purchase shares of Common Stock under the Plan;

(g) to modify, extend or renew an Award, subject to Sections 12.1(iv) and 6.3(f) hereof;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option; and

(i) to determine whether to require an Eligible Employee or Non-Employee Director, as a condition of the granting of an Award, not to sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole and absolute discretion, following the date of the acquisition of such Option.

3.3. Guidelines.

(a) Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities (to the extent permitted by applicable law, rules or regulations), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

3.4. Decisions Final.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5. Procedures.

If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6. Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by applicable law and applicable exchange rules) and may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that any such officer who has authority to grant Awards may not grant Awards to himself or herself.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1. Shares.

(a) General Limitation.    Subject to Section 4.2, the aggregate number of shares of Common Stock that may be the subject of Awards under the Plan shall not exceed 877,290 shares (which includes 49,571 shares previously authorized but unissued under the 2006 Plan and 827,719 shares previously authorized but unissued under the 2005 ESP) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both, plus the number of shares previously authorized and issued under the Prior Plans and outstanding under such Prior Plans on the Effective Date. Any underlying shares of Common Stock in respect of any awards made under the Prior Plans or the Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock shall again be available for issuance or payments of Awards under the Plan. If any Option or Other Stock-Based Award that is an Appreciation Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised or repurchased Award shall again be available for the purposes of Awards under the Plan. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.

(b) Individual Participant Limitations.

(i) The maximum number of shares of Common Stock that may be made subject to Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock granted to each Eligible Employee during any fiscal year of the Company is 500,000shares per type of Award (subject to increase or decrease pursuant to Section 4.2); provided that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company that may be granted to each Eligible Employee is 800,000 shares (subject to increase or decrease pursuant to Section 4.2).

(ii) The aggregate amount of compensation to be paid to any one Participant in respect of all Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards, and granted to such Participant in any one calendar year, shall not exceed $10 million; and any Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

4.2. Changes.

(a) The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, issuance of rights or warrants to purchase Common Stock or securities convertible into Common Stock, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of shares that thereafter may be issued under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards, or (iv) the individual Participant limits set forth in Section 4.1(b) (other than cash limitations) shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor. In addition, subject to Section 4.2(d), in the event of any change in the capital structure of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may make the adjustments described in clauses (i) through (iv) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notice of any such adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be binding for all purposes of the Plan. Except as expressly provided in this Section 4.2(b) or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(d) Upon the occurrence of an Acquisition Event, the Board may, in its sole and absolute discretion, terminate all outstanding Exercisable Awards effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Exercisable Awards that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article XI shall apply. For the avoidance of doubt, in the event of an Acquisition Event, the Board may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor. If an Acquisition Event occurs but the Board does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply. For the avoidance of doubt, any determination made by the Board under this Section 4.2(d) shall be completely discretionary, and the Board shall have no obligation whatsoever under any circumstances to exercise such discretion or take any other action under this Section 4.2(d).

4.3. Minimum Purchase Price.

Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1. General Eligibility.

All Eligible Employees and Non-Employee Directors of the Company and its Affiliates shall be eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole and absolute discretion. Notwithstanding anything herein to the contrary, no Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee or Non-Employee Director of the Company or any of its Affiliates if such Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee or Non-Employee Director, unless such Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2. Incentive Stock Options.

Only employees of the Company and its Subsidiaries shall be eligible for grants of Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole and absolute discretion.

ARTICLE VI

STOCK OPTIONS

6.1. Options.

Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

6.2. Grants.

Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or any combination thereof. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Non-Employee Director one or more Non-Qualified Stock Options.

6.3. Terms of Options.

Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price.     The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of the Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of a share of Common Stock.

(b) Option Term.     The term of each Stock Option shall be fixed by the Committee, but no Stock Option granted hereunder shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c) Exercisability.     Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole and absolute discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that as a condition of the exercise of an Option, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan.

(d) Method of Exercise.     Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) through the delivery to the Company of shares of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of a share of the Common Stock on the payment date; (iii) solely to the extent permitted by applicable law and unless otherwise determined by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iv) unless otherwise determined by the Committee, through a reduction in the number of shares of Common Stock issuable upon exercise based on the Fair Market Value of a share of the Common Stock on the payment date; (v) on such other terms and conditions as may be acceptable to the Committee; or (vi) any combination of the foregoing. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Incentive Stock Option Limitations.     To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.

(f) Form, Modification, Extension and Renewal of Options.     Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may (i) subject to Section 12.1(iv), modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g) Other Terms and Conditions.     Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate.

6.4. Termination.

The following rules apply with regard to Options upon the Termination of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death, his estate, are reduced thereafter.

(a) Termination by Reason of Death or Disability.     If a Participant’s Termination is by reason of death or Disability, any Stock Option held by such Participant that is vested and exercisable on the date of such termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Option.

(b) Termination Other than for Cause.    If a Participant’s Termination is for any reason other than for Cause, death or Disability, any Stock Option held by such Participant that is vested and exercisable on the date of such termination may be exercised by the Participant at any time within a period of ninety (90) days after the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Termination for Cause.    In the event the Participant’s Termination is for Cause or is a voluntary termination after the occurrence of an event which would be grounds for Termination by the Company for Cause (without regard to any notice or cure period requirement), any and all Stock Options (whether vested or not vested) that are held by the Participant at the time of occurrence of the event which would be grounds for Termination by the Company for Cause shall terminate and expire on the date of such termination.

(d) Voluntary Termination.    If a Participant’s Termination is voluntary (other than a voluntary Termination described in Section 6.4(c) above), all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time on or prior to the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(e) Unvested Stock Options.    Any Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

ARTICLE VII

RESTRICTED STOCK

7.1. Awards of Restricted Stock.

Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.3), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole and absolute discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2. Objective Performance Goals, Formulae or Standards.

Notwithstanding the foregoing, if an Award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances. With regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

7.3. Awards and Certificates.

A Participant selected to receive an Award of Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price.    The purchase price of Restricted Stock, if any, shall be fixed by the Committee. In accordance with Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Legend.    Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Oppenheimer Holdings Inc.(the “Company”) 2014 Incentive Plan (Effective February 26, 2014) (the “Plan”), and an Award agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(c) Custody.    If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that such stock certificates be held in custody by the Company until the restrictions on the shares have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d) Rights as Stockholder.    Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole and absolute discretion, specifies otherwise at the time of the Award.

(e) Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(f) Termination.    Unless otherwise determined by the Committee at grant or thereafter, upon a Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1. Other Stock-Based Awards.

The Committee, in its sole and absolute discretion, is authorized to grant to Eligible Employees and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, Performance Shares, Performance Units, deferred stock, deferred stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole and absolute discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be structured in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall, in its sole and absolute discretion, have authority to determine the Eligible Employees and Non-Employee Directors of the Company and its Affiliates, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole and absolute discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Notwithstanding the foregoing, if an Other Stock-Based Award is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Other Stock-Based Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

8.2. Terms and Conditions.

Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability.    Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article VIII may not be Transferred prior to the date on which the underlying shares of Common Stock are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends.    The Board shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions (collectively, “Dividends”) with respect to shares of Common Stock covered by Other Stock-Based Awards; provided that, unless otherwise determined by the Board, no Participant shall have the right to receive Dividends with respect to any Other Stock-Based Awards; provided, further, however, that, with respect to any Other Stock-Based Award that is intended to comply with Section 162(m) of the Code, any such determination shall be made by the Committee. Dividends with respect to unvested Other Stock-Based Awards shall be subject to forfeiture under the same conditions as applicable to the underlying Other Stock-Based Awards. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Board or Committee (as applicable), shall not accrue interest. Such Dividends shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Board or Committee (as applicable) upon the lapse of the restrictions.

(c) Vesting.    Any Award under this Article VIII and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole and absolute discretion. At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Other Stock-Based Award that has been earned. The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Stock-Based Award.

(d) Price.    Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole and absolute discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of the Common Stock at the time of grant.

(e) Payment.    Following the Committee’s determination in accordance with subsection (c) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares shall be delivered to the Participant, or his legal representative, in an amount equal to such individual’s earned Other Stock-Based Award. Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in an Other Stock-Based Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals or subject the payment of all or part of any Other Stock-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement and may be in shares of Common Stock.

(f) Termination.    Upon a Participant’s Termination for any reason during the Performance Period, the Other Stock-Based Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

ARTICLE IX

PERFORMANCE-BASED CASH AWARDS

9.1. Performance-Based Cash Awards. The Committee shall have authority to determine the Eligible Employees to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including the Performance Goals) established pursuant to Section 9.2(c) and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code. The Committee may establish different Performance Goals for different Participants.

Subject to Section 9.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 9.2(c)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the applicable Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may exercise negative discretion by providing in an Individual Target Award the discretion to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

9.2. Terms and Conditions. Performance-Based Cash Awards shall be subject to the following terms and conditions:

(a) Committee Certification.    At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

(b) Waiver of Limitation.    In the event of the Participant’s Disability or death, or in cases of special circumstances (to the extent permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

(c) Performance Goals, Formulae or Standards.    The Performance Goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the Performance Goals is substantially uncertain and that is permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar type events or circumstances. With regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(d) Payment.    Following the Committee’s determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his legal representative, in accordance with the terms and conditions set forth in the Performance-Based Cash Award agreement. Notwithstanding anything herein to the contrary, (i) the Committee, in its sole and absolute discretion, may determine that all or a portion of such earned Performance-Based Cash Award amount otherwise payable in cash hereunder shall instead be paid in the form of Restricted Stock and/or Other Stock-Based Award under the Plan (which alternate Awards may be subject to any restrictions imposed thereon by the Committee in its sole and absolute discretion), provided, that, in no event shall the amount of any such Restricted Stock and/or Other Stock-Based Awards exceed the applicable limitations set forth in Section 4.1(b)(i) of the Plan, and (ii) except as provided in the next sentence, in no event shall the amount of such earned Performance-Based Cash Award amount be paid later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends. Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period, the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. Any Performance-Based Cash Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance-Based Cash Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code. To the extent applicable, any deferral under this Section 9.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in a Performance-Based Cash Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

(e) Termination.    Unless otherwise determined by the Committee at the time of grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the performance-Based Cash Awards only shall be deemed to be earned when actually paid.

ARTICLE X

NON-TRANSFERABILITY

10.1. Non-Transferability.

Except as provided in the last sentence of this Article X, (a) no Award shall be Transferred by any Participant otherwise than by will or by the laws of descent and distribution, (b) all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant, and (c) no Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article X is Transferable, in whole or in part, to a “family member” as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1. In the event of a Change in Control of the Company, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee in its sole and absolute discretion:

(a) Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, and Restricted Stock or other Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or any other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, any assumption or substitution of Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).

(b) Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards), less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award. The “Change in Control Price” means the price per share of Common Stock paid in the Change in Control transaction.

(c) Appreciation Awards may be cancelled without payment, if the Change in Control Price is less than the exercise price per share of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2. Unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 14.13(b), “Change in Control” means the occurrence of either of the following:

(a) the acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the then-outstanding shares of the Class A Shares, calculated on a fully diluted basis after giving effect to such acquisition; or

(b) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person.

Other than with respect to Section 11.2(a) or (b) above, no other event or occurrence whatsoever (including, without limitation, a sale of 50.1% or more of the Company’s Class B Shares), shall be deemed to constitute a Change in Control for purposes of this Plan.

ARTICLE XII

TERMINATION OR AMENDMENT OF THE PLAN

12.1. Termination or Amendment.

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant and, provided further, without the approval of the Class B stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Section 162(m) of the Code, or to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would (i) amend Section 4.1(a) or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) increase the maximum individual Participant limitations under Section 4.1(b); (iii) change the classification of employees, directors and service providers eligible to receive Awards under the Plan; (iv) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award; (v) extend the maximum option period under Section 6.3; (vi) alter the Performance Goals set forth in Exhibit A; (vii) award any Exercisable Award in replacement of a canceled Exercisable Award with a higher exercise price, except in accordance with Section 6.3(f); or (viii) require Class B stockholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code or to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the Class B stockholders of the Company in accordance with the applicable laws of the State of Delaware to make any other amendment that would require Class B stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall substantially impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED PLAN

13.1. Unfunded Status of Plan.

The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1. Legend.

The Committee may require each person receiving shares of Common Stock not registered under the Securities Act and issued pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates or book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2. Other Plans.

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to Class B stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3. No Right to Employment/Directorship/Consultancy.

Neither the Plan nor the grant of any Award hereunder shall give any Participant or other individual or Non-Employee Director any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or other individual or Non-Employee Director is retained to terminate his employment, consultancy or directorship at any time. Neither the Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

14.4. Withholding of Taxes.

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, foreign, provincial, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

Unless otherwise determined by the Committee, the Company shall permit any such statutorily required withholding obligation with regard to any Eligible Employee, Non-Employee Director or other individual to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

14.5. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed or quoted on such exchange or system (as applicable). The Company shall have no obligation to issue such shares unless and until such shares are so listed or quoted (as applicable), and the right to exercise any Option with respect to such shares shall be suspended until such listing or quotation (as applicable) has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(e) The Company shall not be obligated to issue any shares of Common Stock to a Participant if, in the opinion of counsel for the Company, the issuance of such Common Stock will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority, any national securities exchange or any national quotation system sponsored by the Financial Industry Regulatory Authority.

14.6. Governing Law.

The Plan and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws.

14.7. Construction.

Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.8. Other Benefits.

No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

14.9. Costs.

The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.10. No Right to Same Benefits.

The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.11. Death/Disability.

The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.12. Section 16(b) of the Exchange Act.

All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.13. Section 409A of the Code.

Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 14.13(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b) With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A of the Code, subject to Section 14.13(a).

(c) For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d) Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole and absolute discretion of the Company.

14.14. Successor and Assigns.

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.15. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.16. Payments to Minors, Etc.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.17. Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan amends, restates and replaces two separate plans previously in place: the Company’s 2006 Equity Incentive Plan, adopted December 11, 2006, as amended (the “2006 Plan”) and the Oppenheimer & Co. Inc. Employee Share Plan effective January 1, 2005, as amended (the “2005 ESP,” and together with the 2006 Plan, the “Prior Plans”). The Plan was adopted and approved by the Board on February 26, 2014 (the “Effective Date”), subject to the approval of such Plan by the Class B stockholders of the Company within 12 months of the Effective Date in accordance with Section 422 of the Code. The Plan will be submitted to the Company’s Class B stockholders for approval at the Company’s 2014 Annual Meeting of Stockholders in accordance with the laws of the State of Delaware. If the Plan is not so approved by the stockholders, all provisions of each of the Prior Plans shall remain effective without regard to any amendments under the Plan.

Notwithstanding the foregoing or anything herein to the contrary, from and after the Effective Date, no additional awards shall be made under the Prior Plans and any and all outstanding awards made under the Prior Plans shall continue to be governed by the terms of the applicable Prior Plan as in effect immediately prior to the Effective Date.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after February 26, 2024, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than Stock Options) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of Class B stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the Class B stockholders at the first stockholder meeting following such grant.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Oppenheimer Holdings Inc. 2014 Incentive Plan (Effective February 26, 2014).”

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or exercisability of Awards intended to be “performance-based” under Section 162(m) of the Code shall consist of objective tests based on one or more of the following (“Performance Goals”), to the extent permitted under Section 162(m) of the Code: (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company (whether or not consolidated), including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, profit margin or operating margin (whether net or gross) or one of the components thereof (to the extent recognized as a distinct component thereof under generally accepted accounting principles); (iv) the attainment of certain target levels of, or a specified increase in, working capital or operational cash flow of the Company or economic value added (or a subsidiary, division, other operational unit or administrative department of the Company); (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax, earnings before interest, taxes plus amortization and depreciation, or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital, return on assets or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company)); (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (x) the attainment of certain target levels of, or a percentage increase in, market share or strategic objectives based on meeting specified market penetration or market share, geographic business expansion or goals relating to divestitures, joint ventures and similar transactions; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends, dividend growth or market capitalization (including, without limitation, any growth in the Company’s stock price or the increase in the market value of a share of Class A Shares from the date the Committee establishes the performance goals (or, if later, January 1 of the performance year) to December 31st of the performance year); (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (xiv) the attainment of certain target levels of, or a percentage increase in employee performance or satisfaction, customer satisfaction based on customer surveys or other objective measuring methods; (xv) the attainment of certain credit quality levels; (xvi) the attainment of certain transactions that result in the sale of stock or assets of the Company; (xvii) the attainment of any financial metrics set forth herein or in the Company’s financial statements as a percentage of another financial metric; or (xviii) any combination of any of the foregoing factors.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company or any of its Affiliates) performance under one or more of the measures described above relative to the performance of peer companies. Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee, the measures used in the Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or subsidiary, division, other operational unit or administrative department of the Company or any of its Affiliates) or the financial statements of the Company (or subsidiary, division, other operational unit or administrative department of the Company or any of its Affiliates);

(b) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or subsidiary, division, other operational unit or administrative department of the Company or any of its Affiliates) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set and to the extent permitted under Section 162(m).

EXHIBIT B — PROXY CARD

OPPENHEIMER HOLDINGS INC.

Class B Voting Stock

Proxy, Solicited by Management for the

Annual Meeting of Stockholders,

May 12, 2014

The undersigned holder of Class B voting stock of Oppenheimer Holdings Inc. hereby appoints Mr. A.G. Lowenthal and Mr. D.P. McNamara or instead of either of them as nominee, with full power of substitution, to attend, vote and otherwise act for the undersigned at the Annual Meeting of Stockholders of Oppenheimer Holdings Inc. to be held on May 12, 2014 and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said Meeting or any adjournment or adjournments thereof and hereby revokes any proxy previously given; provided that the undersigned stockholder specifies and directs the persons above named that the Class B Voting Common Stock registered in the name of the undersigned shall be:

1.	R. Crystal	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	W. Ehrhardt	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	M. Goldfarb	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	M.A.M. Keehner	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	A.G. Lowenthal	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	R.S. Lowenthal	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	K.W. McArthur	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	A.W. Oughtred	VOTED FOR ☐ WITHHELD FROM VOTING ☐
	E.K. Roberts	VOTED FOR ☐ WITHHELD FROM VOTING ☐

(or if no specification is made, VOTED FOR) the election of the above-named directors. (Matter 1 in the Notice of Meeting).

2.	VOTED FOR ☐ VOTED AGAINST ☐

(or if no specification is made, VOTED FOR) the appointment of Deloitte & Touche LLP as auditors for 2014 and the authorization of the Audit Committee to fix the remuneration of the auditors. (Matter 2 in the Notice of Meeting).

3.	VOTED FOR ☐ VOTED AGAINST ☐

(or if no specification is made, VOTED FOR) a resolution to ratify the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan. (Matter 3 in the Notice of Meeting).

4.	VOTED FOR ☐ VOTED AGAINST ☐

(or if no specification is made, VOTED FOR) the approval, in an advisory (non-binding) vote, of the Company’s executive compensation as disclosed in the accompanying proxy statement. (Matter 4 in the Notice of Meeting).

B-1

DATED                     , 2014

Signature of Stockholder

A Class B Stockholder has the right to appoint a person, who need not be a Class B Stockholder, to represent the Class B Stockholder at the Meeting other than the persons designated herein. To exercise this right, a Class B Stockholder may insert the name of the desired person in the blank space provided herein or may submit another form of proxy.

NOTES:

(1)    Please date and sign the form of proxy exactly as your name appears on this form of proxy. If a stockholder is a company, the form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized.

(2)    Your name and address are recorded on this form of proxy. Please report any change.

(3)    Proxies must be deposited with the Company’s transfer agent, Computershare Investor Services, P. O. Box 30170, College Station, TX 77842-3170, no later than 48 hours prior to the commencement of the Meeting in order for the proxies to be used at the Meeting. If you do not deposit your proxy with the transfer agent at least 48 hours prior the commencement of the Meeting, your proxy will not be used.

(4)    Please return your signed form of proxy in the enclosed envelope.

B-2